UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

ACHIEVE LIFE SCIENCES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

ACHIEVE LIFE SCIENCES, INC.

1040 West Georgia Street, Suite 1030

Vancouver, British Columbia, Canada V6E 4H1

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Achieve Life Sciences, Inc., a Delaware corporation, will be held on May 12, 2020, at 12:00 p.m. Pacific time. The Annual Meeting is expected to be held at the offices of Fenwick & West LLP, 1191 Second Avenue, Floor 10, Seattle, Washington. We are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described above and herein) or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our proxy website [(    )], and we encourage you to check this website prior to the meeting if you plan to attend. The Annual Meeting will be held for the following purposes:

1.	To elect seven directors to serve until our next annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.	To approve an amendment to our certificate of incorporation to effect a reverse stock split by a ratio not to exceed 1-for-15, as more fully described in Proposal 3;

4.	To approve the amendment of the 2018 Equity Incentive Plan to increase the number of shares available for issuance thereunder, as described in Proposal 4;

5.	To approve, by a non-binding advisory vote, the compensation paid by the Company to its named executive officers;

6.

To approve one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of the Proposals One through Five at the time of the Annual Meeting or in the absence of a quorum; and

7.	To transact such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on March 16, 2020 are entitled to notice of, and to vote at, the Annual Meeting. For 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at our principal executive office at the above address.

By Order of the Board of Directors,

Richard Stewart

Chief Executive Officer and Chairman

Vancouver, British Columbia, Canada

            , 2020

Whether or not you plan to attend the annual meeting, we encourage you to vote and submit your proxy by telephone, via the Internet or by mail. For additional instructions on voting by telephone or via the Internet, please refer to the proxy card. To vote and submit your proxy by mail, please complete, sign and date the enclosed proxy card and return it in the enclosed envelope. We currently intend to hold the annual meeting in person, and if you attend the annual meeting, you may revoke your proxy and vote in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

We plan to announce any updates as to the location of our annual meeting on our proxy website [(    )], and we encourage you to check this website prior to the meeting if you plan to attend.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2020

The Company’s Proxy Statement and Annual Report on Form 10-K for the year ended

December 31, 2019 are available at ir.achievelifesciences.com.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

ACHIEVE LIFE SCIENCES, INC.

1040 West Georgia Street, Suite 1030

Vancouver, British Columbia, Canada V6E 4H1

PROXY STATEMENT FOR

2020 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Achieve Life Sciences, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders, or the Annual Meeting, to be held on May 12, 2020, at 12:00 p.m. Pacific time, or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting.

The Annual Meeting will be held on May 12, 2020 at the offices of Fenwick & West LLP, 1191 Second Avenue, Floor 10, Seattle, Washington. We currently intend to hold the annual meeting in person. However, we are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described above and herein) or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our proxy website [(__)], and we encourage you to check this website prior to the meeting if you plan to attend.

This Proxy Statement and accompanying proxy card will first be mailed on or about, 2020 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights

Only stockholders of record at the close of business on March 16, 2020, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. At the close of business on March 16, 2020, we had 31,352,764 shares of common stock outstanding.

Each stockholder of record is entitled to one vote for each share of common stock held on the record date on all matters. Dissenters’ rights are not applicable to any of the matters being voted on.

Board Recommendation

Our Board of Directors recommends that you vote:

•	FOR each of the nominees for the Board of Directors, who are, Anthony Clarke, Scott Cormack, Donald Joseph, Martin Mattingly, Jay Moyes, Stewart Parker, and Richard Stewart;

•	FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

•	FOR the approval of an amendment to our certificate of incorporation to effect a reverse stock split by a ratio not to exceed 1-for-15, as more fully described in Proposal 3;

•	FOR the approval of the amendment of our 2018 Equity Incentive Plan to increase the number of shares available for issuance thereunder, as more fully described in Proposal 4;

•	FOR the approval of the compensation of our named executive officers; and

•

FOR the approval of one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of the Proposals One through Five at the time of the Annual Meeting or in the absence of a quorum.

Voting of Proxies

All shares represented by a valid proxy received prior to the Annual Meeting will be voted, and, if you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card with no further instructions and do not hold your shares beneficially through a broker, bank or other nominee, your shares will be voted FOR each of the nominees for the Board of Directors, FOR the ratification of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2020, FOR the approval of the reverse-stock-split, FOR the approval to amend our 2018 Equity Incentive Plan, FOR the approval of the compensation of our named executive officers, FOR the approval of one or more adjournments of the Annual Meeting, and in the discretion of the proxy holders with respect to any other matters that properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

How to Vote Your Shares

YOUR VOTE IS IMPORTANT. Your shares can be voted at the Annual Meeting only if you are present in person (or, in the case of a virtual meeting, online) or represented by proxy. Whether or not you expect to attend the Annual Meeting, please take the time to vote your proxy.

Stockholders of record, or “registered stockholders,” can vote by proxy in the following three ways:

By Telephone:	Call the toll-free number indicated on the enclosed proxy card and follow the recorded instructions.

Via the Internet:	Go to the website indicated on the enclosed proxy card and follow the instructions provided.

By Mail:	Mark your vote, date, sign and return the enclosed proxy card in the postage-paid return envelope provided.

If your shares are held beneficially in “street” name through a nominee such as a financial institution, brokerage firm, or other holder of record, your vote is controlled by that institution, firm or holder. Your vote by proxy may also be cast by telephone or via the Internet, as well as by mail, if your financial institution or brokerage firm offers such voting alternatives. Please follow the specific instructions provided by your nominee on your voting instruction card.

Even if you have given your proxy, you still may vote your shares if you attend the Annual Meeting. Please note, however, that if your shares are held beneficially through a bank, broker or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the record holder. Should you wish to attend the Annual Meeting, directions to the offices of Fenwick & West LLP, 1191 Second Avenue, Floor 10, Seattle, Washington can be obtained by contacting our Secretary at (250) 686-1500.

Revocability of Proxies

You may revoke or change any previously delivered proxy (including a proxy sent to you by someone other than us) at any time before the Annual Meeting by:

•	delivering a written notice of revocation to our Secretary at our principal executive office at 1040 West Georgia Street, Suite 1030, Vancouver, British Columbia, Canada V6E 4H1;

•	delivering a valid proxy bearing a later date or submitting a new later dated proxy; or

•	attending the Annual Meeting and voting in person (or, in the case of a virtual meeting, online), although attendance at the Annual Meeting will not, by itself, revoke a proxy.

If you hold shares in street name through a broker, bank or other nominee, you must contact that bank, broker or other nominee to revoke any prior voting instructions.

If you receive a proxy from someone other than us, see “Stockholder Nominations” below.

Quorum

The presence, in person (or, in the case of a virtual meeting, online) or by proxy, of at least a majority of the shares of common stock outstanding on the record date will constitute a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Votes Required to Approve Matters Presented at the Annual Meeting

Our directors are elected by a plurality of the votes of shares of common stock present in person (or, in the case of a virtual meeting, online) or represented by proxy and entitled to vote at the Annual Meeting. Approval of Proposals Two, Four, Five and Six requires the affirmative vote of a majority of the shares of common stock properly cast at the Annual Meeting. Approval of Proposal Three requires the affirmative vote of a majority of the outstanding shares of common stock.

In light of the evolving COVID-19 situation, we strongly recommend that you vote your shares in advance of the meeting as instructed above, even if you plan to attend the meeting.

Broker Non-Votes

For banks, brokers or other nominee accounts that receive proxy materials only from us, they are entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. For “non-routine” matters, the beneficial owner of such shares is required to provide instructions to the bank, broker or other nominee in order for them to be entitled to vote the shares held for the beneficial owner. Proposal One (election of our directors), Proposal Four (approval to amend our 2018 Equity Incentive Plan) and Proposal Five (approval of compensation to named executive officers) will be treated as non-routine matters. If you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, the approval of the amendment of our 2018 Equity Incentive Plan and the non-binding advisory vote approving the compensation paid by us to our named executive officers, no votes will be cast on your behalf with respect to these proposals. The approval of Proposal Two (the ratification of the selection of PwC as our independent public accounting firm), Proposal Three (approval to effect a reverse-stock-split) and Proposal Six (adjournment of the Annual Meeting) will be treated as routine matters, and, therefore, no broker non-votes are expected to exist with respect to these proposals.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count on all matters to be decided at the Annual Meeting.

Impact on the Vote of Broker Non-Votes and Abstentions

As noted above, broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business at the Annual Meeting. Broker non-votes, as well as abstentions from voting, will not, however, be treated as votes cast and, therefore, will have no effect on the outcome of Proposal One (election of our directors), Proposal Two (the ratification of the selection of PwC as our independent public accounting firm), Proposal Four (approval to amend our 2018 Equity Incentive Plan), and Proposal Five (approval of compensation to named executive officers) and will have the effect of a vote against Proposal Three (approval to effect a reverse-stock-split). As stated

above, Proposals Two, Three and Six will be treated as routine matters, which means that brokers will be able to use their discretion to vote on behalf of the beneficial owner absent instructions from such owners; therefore, no broker non-votes are expected to exist with respect to these proposals.

Solicitation of Proxies

We will bear the cost of soliciting proxies, including preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, via the Internet or by personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to these individuals for such services.

The Company has engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $15,000 in total.

Availability of Proxy Statement and Annual Report on Form 10-K

Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available at www.sec.gov and on our website at ir.achievelifesciences.com. We have provided to each stockholder of record as of March 16, 2020, a copy of our consolidated financial statements and related information, which are included in our Annual Report on Form 10-K for fiscal year 2019. We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for fiscal year 2019, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Achieve Life Sciences, Inc., 1040 West Georgia Street, Suite 1030, Vancouver, British Columbia, Canada V6E 4H1, Attention: Investor Relations.

BOARD OF DIRECTORS

General

Directors are elected at each annual stockholders meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Currently, there are seven members of the Board of Directors. The following table sets forth information with respect to our current directors. The ages of such persons are shown as of March 16, 2020.

Name	Age	Position	Director Since

Richard Stewart	61	Director, Chairman and Chief Executive Officer	2017

Anthony Clarke	64	Director, President and Chief Scientific Officer	2017

Donald Joseph	66	Director, Member of the Audit Committee, Compensation Committee and Nominating and Governance Committee	2017

Jay Moyes	66	Director, Chairperson of the Audit Committee and Member of the Nominating and Governance Committee	2017

Scott Cormack	55	Director	2008

Martin Mattingly	63	Director, Chairperson of the Compensation Committee and Member of the Audit Committee and Nominating and Governance Committee	2010

Stewart Parker	64	Director, Chairperson of the Nominating and Governance Committee and Member of the Audit Committee and Compensation Committee	2010

The Board of Directors held a total of seven meetings during fiscal year 2019. During fiscal year 2019, each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors held during the period he or she was a director; and (ii) the total number of meetings held by all committees on which the director served during the period he or she was a member.

Although we do not have a formal policy regarding attendance by directors at annual meetings of stockholders, we encourage directors to attend and, historically, most have done so. All of our directors then in office were in attendance at the 2019 annual meeting.

Pursuant to our Corporate Governance Guidelines, the Board of Directors is required to hold at least four regularly scheduled meetings each year. At least one of these meetings must include budgeting and long-term strategic planning. Each director is expected to attend no fewer than 75% of the total of all meetings of the Board of Directors and meetings of the committees on which he or she serves.

Set forth below are the names of, and information concerning, our current directors.

Richard Stewart has served as our Chairman, Chief Executive Officer and a director since the consummation of the Merger between OncoGenex Pharmaceuticals, Inc. and Achieve Life Science, Inc. in August 2017 (the “Merger”), and was Chairman and a director of Achieve Life Science, Inc., from its founding in May 2015, through the Merger. Mr. Stewart is also a founder and a director of Ricanto Limited, a pharmaceutical asset optimization company, since 2009. Mr. Stewart has been Chairman and Chief Executive Officer of Renown Pharma Limited, a central nervous system company focused on Parkinson’s disease, since 2016. Prior to Achieve, Mr. Stewart was Chairman and Chief Executive Officer of Huxley Pharmaceuticals, Inc., a single purpose central nervous system company, during 2009, prior to Huxley Pharmaceuticals, Inc.’s acquisition by BioMarin Pharmaceutical Inc. Mr. Stewart was Chief Executive Officer of Brabant Pharma Limited, a single purpose central nervous system company, from 2013 to 2014 prior to its acquisition by Zogenix Inc. He was a co-founder and Chief Executive Officer of Amarin Corporation plc, a central nervous system company focused on Parkinson’s disease and Huntington’s disease, from 2000 to 2007. Mr. Stewart was a co-founder and Chief Financial Officer, and later Chief Business Officer, of SkyePharma plc, a drug delivery company specializing in controlled release formulations, and held such positions from 1995 to 1998. Mr. Stewart holds a Bachelor of Science degree in Business Administration from the University of Bath. The determination was made that Mr. Stewart should serve on our Board of Directors based on our belief that it is of importance that the Board of Directors have the benefit of management’s perspective and, in particular, that of the Chief Executive Officer, as well as Mr. Stewart’s prior service on boards of directors, and extensive experience and innovations in the field of biotechnology. In addition, Mr. Stewart’s accomplishments provide the Board of Directors with in-depth product and field knowledge.

Anthony Clarke has served as our President and Chief Scientific Officer and director since August 2017. Prior to the Merger, Dr. Clarke served as Achieve Life Science, Inc.’s Chief Scientific Officer and as a member of Achieve Life Science, Inc.’s board of directors since 2015. Dr. Clarke is a founder and director of Ricanto Limited since 2009. From 2016 to the present, Dr. Clarke has been Chief Scientific Officer of Renown Pharma Limited. Dr. Clarke was Chief Scientific Officer of Huxley Pharmaceuticals, Inc. during 2009, prior to Huxley Pharmaceuticals, Inc.’s acquisition by BioMarin Pharmaceutical Inc. Prior to Achieve, Dr. Clarke served as Chief Scientific Officer of Brabant Pharma Limited from 2013 to 2014 prior its acquisition by Zogenix Inc. Dr. Clarke served as Company Secretary of Alexza UK Ltd. and as Vice President International Development Operations of Alexza Pharmaceuticals Inc., a pharmaceutical development company, holding both positions from 2008 to 2009. Dr. Clarke served as the Vice President, Clinical Research and Regulatory Affairs at Amarin Corporation from 2005 to 2008. In addition, Dr. Clarke was Senior Director, Clinical and Regulatory Affairs, of Cephalon Europe and as Senior Director, Worldwide Pain Management, of Cephalon, Inc. from 2000 to 2004. Dr. Clarke held a number of management roles in other pharmaceutical companies prior to 2000 as well as academic posts and honorary academic posts. Dr. Clarke holds a Bachelor’s degree in Pharmacology from the University of Sunderland and a Ph.D. in psychopharmacology from the University of London. He was a Fellow of the Royal Statistical Society (UK) and is a current Fellow of the Royal Society of Medicine (UK). The determination was made that Dr. Clarke should serve on our Board of Directors due to his years of experience in the biotechnology industry, which enable him to contribute important strategic insights to the Board of Directors.

Donald Joseph has served as a director since August 2017. He currently serves as Chief Legal Officer and Secretary of Acer Therapeutics Inc., a publicly listed pharmaceutical company, since April 2018. He previously served as an advisor and consultant to biopharmaceutical and global health organizations. He has over twenty years of biopharmaceutical industry experience, including senior management positions in global health non-profit organizations. Mr. Joseph served as the Chief Legal Officer and Board Secretary of Humanigen, Inc. (previously known as KaloBios Pharmaceuticals, Inc.), a publicly listed company, from June 2013 to November 2015. Prior to Humanigen/KaloBios, he was Chief Executive Officer of BIO Ventures for Global Health, or BVGH, from February to November 2012 and Chief Operating Officer from April 2010 to January 2012. He is a former Chairman and Secretary and director of BVGH. He previously served as general counsel, corporate secretary, and in other senior management roles at publicly held biopharmaceutical companies, including Abgenix and Renovis. Before entering the life sciences industry, Mr. Joseph practiced business law for a number of years in major firms, including as an international partner at Baker & McKenzie, one of the world’s largest law firms. He received his J.D. degree from the University of Texas School of Law, with honors. The determination was made that Mr. Joseph should serve on our Board of Directors due to his experience as an executive officer and director of a number of companies in the life sciences industry, as well as his extensive legal experience.

Jay Moyes has served as a director since August 2017. Mr. Moyes has served on the board of directors of BioCardia, Inc. since 2011, and on the board of directors of Puma Biotechnology, Inc. since 2012. He also served as a member of the board of directors of Predictive Technology Group, Inc from February 2019 to December 2019, Osiris Therapeutics, Inc., from May 2006 to December 2017, and Integrated Diagnostics, a privately held molecular diagnostics company, from 2011 to 2016. Mr. Moyes served as a member of the board of directors of Amedica Corporation, a publicly traded orthopedics company, and as their Chief Financial Officer from 2013 to 2014. Mr. Moyes also served as Chief Financial Officer of CareDx, a publicly traded cardiovascular diagnostics company from 2008 to 2009. Prior to that, he served as Chief Financial Officer of Myriad Genetics, Inc., a publicly held molecular diagnostics company from 1993 until his retirement in November 2007. From 1991 to 1993, Mr. Moyes served as Vice President of Finance and Chief Financial Officer of Genmark, Inc., a privately held animal genetics company. Mr. Moyes held various positions with the accounting firm of KPMG from 1979 to 1991. He also served as a member of the Board of Trustees of the Utah Life Science Association from 1999 to 2006. Mr. Moyes holds a Masters of Business Administration from the University of Utah, a Bachelor of Arts in economics from Weber State University, and was formerly a Certified Public Accountant. The determination was made that Mr. Moyes should serve on our Board of Directors due to his experience as a member of the boards of directors of a number of companies in the life sciences industry, as well as his extensive finance and accounting experience.

Scott Cormack has been a director since August 2008. Mr. Cormack also served as our President and Chief Executive Officer from August 2008 until the consummation of the Merger in August 2017. He also co-founded OncoGenex Technologies Inc., currently known as Achieve Life Sciences Technologies Inc., which is our wholly owned subsidiary, and served as its President from May 2000 and its Chief Executive Officer from February 2002 until the consummation of the Merger. He has also served as a member of its board of directors since May 2000. Mr. Cormack currently serves on the board of directors of The Vancouver Prostate Centre at Vancouver General Hospital and the Prostate Centre’s Translation Research Initiative for Accelerated Discovery and Development. Mr. Cormack served as interim President, Chief Executive Officer and Chairman of the Board of Directors of Salpep Biotechnology Inc., an asthma and inflammation biotechnology company, from 2000 to 2001. From 1998 to 2001, Mr. Cormack served as Vice President of Milestone Medica Corporation, a seed venture capital firm investing in life sciences opportunities. Mr. Cormack holds a B.S. degree from the University of Alberta. The determination was made that Mr. Cormack should serve on our Board of Directors due to his extensive experience leading public life science companies and deep industry knowledge.

Martin Mattingly, Pharm.D., has served as a director since June 2010. Since December 2014, Dr. Mattingly has served as a director of TRACON Pharmaceuticals, Inc. Previously, Dr. Mattingly served as the Chief Executive Officer of Trimeris, Inc., a biopharmaceutical company, from November 2007 until its merger with Synageva in November 2011. He also served on the board of directors of Trimeris, Inc. from November 2007 until November 2011. From 2005 to 2007, Dr. Mattingly was employed at Ambrx, Inc., a biopharmaceutical company, where he served as President and Chief Executive Officer. From 2003 to 2005, Dr. Mattingly served as Executive Vice President and Chief Operating Officer of CancerVax Corporation, a biotechnology company. From 1996 to 2003, he provided senior leadership in various management positions at Agouron Pharmaceuticals, Inc. and Pfizer, Inc., including serving as General Manager of the Agouron HIV division, Vice President, Product Development Group at Pfizer and Vice President, Global Marketing Planning at Pfizer. Dr. Mattingly holds a Pharm.D. degree from the University of Kentucky. The determination was made that Dr. Mattingly should serve on the Board of Directors as a result of his executive leadership experience in late-stage clinical development, public company expertise, and commercialization and business development experience with pharmaceuticals and biologics.

Stewart Parker has served as a director since March 2010. Ms. Parker served as the Chief Executive Officer of the Infectious Disease Research Institute, or IDRI, a nonprofit research organization focused on the development of products for the diagnosis, prevention, and treatment of neglected diseases from March 2011 to January 2014. Prior to IDRI, Ms. Parker managed the formation of Targeted Genetics Corporation, a biotechnology company, as a wholly owned subsidiary of Immunex Corporation, a biotechnology company, and served as its President and Chief Executive Officer and as a director from its spinout from Immunex Corporation in 1992 to November 2008. She served in various capacities at Immunex Corporation from August 1981 through December 1991, most recently as Vice President, Corporate Development. Ms. Parker currently serves on the board of directors of Sangamo BioSciences since June, 2014 and the board of directors of Armata Pharmaceuticals since May 2019. She served on the board of directors and the executive committee of BIO, the primary trade organization for the biotechnology industry. Ms. Parker has also served as a director of Targeted Genetics Corporation from 1992 to

November 2008 and Neose Technologies, Inc. from May 2005 to January 2009. Ms. Parker received her B.A. and M.B.A. degrees from the University of Washington. The determination was made that Ms. Parker should serve on our Board of Directors due to her executive leadership experience in development-stage clinical development, public company expertise, and business development experience for pharmaceuticals and biologics.

Mr. Stewart, Dr. Clarke, Mr. Joseph and Mr. Moyes were each appointed to our Board of Directors upon consummation of the merger with OncoGenex Pharmaceuticals, Inc. on August 1, 2017 pursuant to the Agreement and Plan of Merger and Reorganization, dated as of January 5, 2017, by and among OncoGenex Pharmaceuticals, Inc., Ash Acquisition Sub, Inc., Ash Acquisition Sub 2, Inc. and Achieve Life Science, Inc.

Director Independence

Our Board of Directors has determined that Mr. Joseph, Dr. Mattingly, Mr. Moyes and Ms. Parker, are “independent” under the applicable Securities and Exchange Commission, or the SEC, rules and the criteria established by The Nasdaq Stock Market LLC, or Nasdaq.

Relationships Among Directors, Executive Officers and Director Nominees

There are no family relationships among any of our directors, executive officers or director nominees.

Stockholder Communication With the Board of Directors

Stockholders who are interested in communicating directly with members of the Board of Directors, or the Board of Directors as a group, may do so by writing directly to the member(s) c/o Secretary, Achieve Life Sciences, Inc., 1040 West Georgia Street, Suite 1030, Vancouver, British Columbia, Canada V6E 4H1. The Secretary will promptly forward to the Board of Directors or the individually named directors all written communications received at the above address that the Secretary considers appropriate.

Related-Party Transactions Policy and Procedure

Our Audit Committee is responsible for reviewing and approving all related-party transactions and conflict of interest situations involving a principal stockholder, a member of the Board of Directors or senior management. Our Code of Conduct and Business Ethics requires our executive officers and directors to report any conflicts of interest with our interests to our Audit Committee, and generally prohibits our executive officers and directors from conflicts of interest with our interests. Waivers of our Code of Conduct and Business Ethics with respect to an executive officer or director may only be granted by the Board of Directors or, if permitted by Nasdaq and any other applicable stock exchange’s rules, our Nominating and Governance Committee. We do not have a specific policy concerning approval of transactions with stockholders who own more than five percent of our outstanding shares.

Other than as disclosed below and in “Proposal One: Election of Directors” and “Proposal Five: Executive Compensation,” from January 1, 2019 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was or is to be a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of any of these individuals, had or will have a direct or indirect material interest.

Board of Directors’ Committees

The Board of Directors has established separately designated Audit, Compensation and Nominating and Governance Committees to assist it in performing its responsibilities. The Board of Directors designates the members of these committees and the committee chairs annually, based on the recommendations of the Nominating and Governance Committee in consultation with the Chief Executive Officer and the Chairperson of the Board of Directors. The Nominating and Governance Committee reviews committee assignments from time to time and considers the rotation of committee chairpersons and members with a view towards balancing the benefits derived from the diversity of experience and viewpoints of the directors. The Board of Directors has adopted written charters for each of these committees, which are available on our website at ir.achievelifesciences.com under “Corporate Governance.” The chairperson of each committee develops the agenda for that committee and determines the frequency and length of committee meetings.

Audit Committee and Audit Committee Financial Expert

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is currently comprised of Jay Moyes (Chairperson), Donald Joseph, Martin Mattingly and Stewart Parker, each of whom the Board of Directors has determined satisfies the applicable SEC and Nasdaq independence requirements for audit committee members. The Board of Directors has also determined that Mr. Moyes is an “audit committee financial expert,” as defined by the applicable rules of the SEC. The Audit Committee held four meetings during fiscal year 2019.

Audit Committee Responsibilities

The Audit Committee is responsible for, among other things:

•	reviewing the independence, qualifications, services, fees and performance of our independent registered public accounting firm;

•	appointing, replacing and discharging our independent registered public accounting firm;

•	pre-approving the professional services provided by our independent registered public accounting firm;

•	reviewing the scope of the annual audit and reports and recommendations submitted by our independent registered public accounting firm; and

•	reviewing our financial reporting and accounting policies, including any significant changes, with our management and our independent registered public accounting firm.

Please see the sections entitled “Report of the Audit Committee” and “Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm” for further matters related to the Audit Committee.

Compensation Committee

The Compensation Committee currently consists of Martin Mattingly (Chairperson), Donald Joseph and Stewart Parker, each of whom the Board of Directors has determined satisfies the applicable SEC and Nasdaq independence requirements. In addition, each member of the Compensation Committee has been determined to be an outside director under Section 162(m), of the Internal Revenue Code of 1986, as amended, or the Code, and a non-employee director under Rule 16b-3 as promulgated under the Exchange Act. The Compensation Committee reviews and recommends to the Board of Directors the compensation for our executive officers and our non-employee directors for their services as members of the Board of Directors. The Compensation Committee does not have any explicit authority to delegate its duties. The Compensation Committee held five meetings during fiscal year 2019.

In 2019, the Compensation Committee retained Radford, an Aon Hewitt company and a provider of compensation market intelligence to the technology and life sciences industries, to provide a report summarizing relevant benchmark data relating to industry-appropriate peers and make recommendations regarding base salary, target total cash (base salary plus target cash incentives), and terms of long-term equity incentive awards for our executives. No work performed by Radford during fiscal year 2019 raised a conflict of interest.

Please see the sections entitled “Executive Compensation” and “Director Compensation” for further matters related to the Compensation Committee and director and executive officer compensation matters.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Stewart Parker (Chairperson), Martin Mattingly, Jay Moyes and Donald Joseph, each of whom the Board of Directors has determined satisfies the applicable SEC and Nasdaq independence requirements.

The Nominating and Governance Committee reviews, evaluates and proposes candidates for election to our Board of Directors, and considers any nominees properly recommended by stockholders. The Nominating and Governance Committee promotes the proper constitution of our Board of Directors in order to meet its fiduciary obligations to our stockholders, and oversees the establishment of, and compliance with, appropriate governance standards. The Nominating and Governance Committee held four meetings during fiscal year 2019.

Board of Directors Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are currently filled by the same person, Richard Stewart. Our Board of Directors believes that the current Board leadership structure, coupled with a strong emphasis on Board independence and the role of the lead independent director, provides effective independent oversight of management while allowing the Board of Directors and management to benefit from Mr. Stewart’s extensive executive leadership and experience with the development of our lead product candidate, cytisinicline. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our company, while Mr. Stewart brings Company-specific experience and expertise. Our Board of Directors believes that Mr. Stewart’s combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Lead Independent Director

Because Mr. Stewart is our Chief Executive Officer and Chairman, our Board of Directors appointed Donald Joseph to serve as our lead independent director. As lead independent director, among other responsibilities, Mr. Joseph presides over regularly scheduled meetings at which only our independent directors are present, serves as a liaison between the Chief Executive Officer and the independent directors and performs such additional duties as our Board of Directors may otherwise determine and delegate.

Board of Directors’ Role in Risk Oversight

Consistent with our leadership structure, our management is charged with the day-to-day management of risks that we face or may face and provides our Board of Directors with quarterly risk assessment and mitigation strategy updates, while our Board of Directors and its committees are responsible for oversight of risk management. The Audit Committee has responsibility for oversight of financial reporting related risks, including those related to our accounting, auditing and financial reporting practices. In addition, the Audit Committee annually reviews and assesses the adequacy of our risk management policies and procedures with regard to identifying our management of financial risks, reviews the quarterly updates on these risks that are received from management, and assesses the adequacy of management’s implementation of appropriate systems to mitigate and manage financial risks. Furthermore, under our Code of Business Conduct and Ethics, the Audit Committee is responsible for considering reports of conflicts of interest involving officers and directors. The Nominating and Governance Committee oversees corporate governance risks, including implementing procedures to ensure that the Board of Directors operates independently of management and without conflicts of interest. In addition, the Nominating and Governance Committee oversees compliance with our Code of Business Conduct and Ethics. The Compensation Committee oversees risks associated with our compensation policies, plans and practices. The

Audit Committee, the Nominating and Governance Committee and the Compensation Committee each report to the Board of Directors regarding the foregoing matters, and the Board of Directors approves any changes in corporate policies, including those pertaining to risk management.

The Board of Directors has also adopted a Whistle Blowing Policy, which provides a means by which concerns about actual and suspected violations of our Code of Business Conduct and Ethics and other public interest matters are to be reported. We recognize that individuals may not feel comfortable reporting a matter directly to the appropriate persons at the Company and therefore the Whistle Blowing Policy provides a mechanism by which a person may report a matter to Nasdaq OMX Group Corporate Services, Inc., a third party retained by us. Under the policy, the Chairperson of the Audit Committee determines whether and, if so, how an investigation is to be conducted and, together with the full Audit Committee in certain instances, resolves reported violations. In all cases, a report of the outcome is to be made to the Board of Directors.

Risk Assessment of Compensation Programs

We have determined that our compensation policies, plans and practices are appropriately balanced and do not create risks that are reasonably likely to have a material adverse effect on our company. To make this determination, our management reviewed the compensation policies, plans and practices for our executive officers, as well as for all other employees. We assessed the following features of our compensation, plans and practices: design, payment methodology, potential payment volatility, relationship to our financial results, length of performance period, risk-mitigating features, performance measures and goals, oversight and controls, and plan features and values compared to market practices. Based on this review, we believe that our compensation policies, plans and practices do not create risks that are reasonably likely to have a material adverse effect on our company.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during fiscal year 2019 served as one of our officers, former officers or employees nor received directly or indirectly compensation from the Company, other than in the capacity as a member of our Board and Compensation Committee. There was no direct or indirect control by the members of the Compensation Committee of the Company. No member of the Compensation Committee, directly or indirectly, is the beneficial owner of more than 10% of the Company’s equity, nor are they an executive officer, employee, director, general partner or a managing member of one or more entities that are together the beneficial owners of more than 10% of the Company’s equity. The Compensation Committee members are not aware of any business or personal relationship between (i) a member of the Compensation Committee and any person who has provided or is providing advice to the Compensation Committee; and (ii) an executive officer of the Company and any firm or other person who is employed or is employing such person to provide advice to the Compensation Committee. During fiscal year 2019, none of our executive officers served as a member of the compensation committee of any other entity, one of whose executive officers served as a member of our Board of Directors or Compensation Committee, and none of our executive officers served as a member of the board of directors of any other entity, one of whose executive officers served as a member of our Compensation Committee. As of January 2018, Cindy Jacobs, our Chief Medical Officer, serves on the board of directors of Renown Pharma Limited, of which Richard Stewart, our Chief Executive Officer and Chairman of the Board, and Anthony Clarke, our President and Chief Scientific Officer, are executive officers. Dr. Jacobs does not receive any direct or indirect compensation for serving as a director of Renown.

Director Nomination Process

Director Qualifications

Members of our Board of Directors must have broad experience and business acumen, a record of professional accomplishment in his or her field, and demonstrate honesty and integrity consistent with our values. In evaluating director nominees, the Nominating and Governance Committee considers a variety of factors, including, without limitation, the director nominee’s skills, expertise and experience, wisdom, integrity, the ability to make independent analytical inquiries, the ability to understand our business environment, the willingness to devote adequate time to Board of Directors’ duties, the interplay of the director nominee’s experience and skills with those of other directors, and the extent to which the director nominee would be a desirable addition to the Board of Directors and any committees of the Board of Directors. The Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of us and our stockholders. Additionally, in accordance with the applicable securities laws and Nasdaq requirements, a majority of the members of the Board of Directors must be “independent.” We do not have a policy regarding diversity, but the Nominating and Governance Committee does and will continue to consider each candidate’s experiences and qualities as described above and how these experiences and qualities complement the diversity of the Board of Directors.

Identification of Nominees by the Board of Directors

The Nominating and Governance Committee identifies nominees by first determining the desired skills and experience of a new nominee based on the qualifications discussed above. The Nominating and Governance Committee will solicit names for possible candidates from other directors, our senior level executives and individuals personally known to the directors, as well as third-party search firms. The Nominating and Governance Committee evaluates all possible candidates, including individuals recommended by stockholders, using the same criteria.

Stockholder Nominations

Our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors. The Nominating and Governance Committee will consider nominees properly recommended by stockholders. Stockholders wishing to submit nominations must provide timely written notice to our Corporate Secretary containing the following information:

•	the name and address of the stockholder proposing such business, which we refer to as a Nominating Person;

•	the class and number of our shares that are owned beneficially by the Nominating Person;

•	description of any agreement, arrangement or understanding with respect to Nominating Person and their respective affiliates or associates and each director nominee proposed by the Nominating Person;

•

description of any agreement, arrangement or understanding that has been entered into as of the date of the notice by the Nominating Person, whether or not such instrument or right is subject to settlement in underlying shares of capital stock of ours, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Nominating Person, with respect to securities of the corporation;

•	the Nominating Person is a holder of record of stock of ours entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

•	the Nominating Person intends to deliver a proxy statement and/or form of proxy to holders of a sufficient number of holders of our voting shares to elect such nominee or nominees;

•	with respect to each director nominee proposed by the Nominating Person, such nominee’s written consent to being named in our proxy statement as a nominee and to serving as a director, if elected; and

•

such other information regarding the Nominating Person and each nominee proposed by the Nominating Person as would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations or proxies for election of directors, or would be otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations promulgated under the Exchange Act.

To be timely, a Nominating Person’s notice in respect of a director nomination must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices, Achieve Life Sciences, Inc., 1040 West Georgia Street, Suite 1030, Vancouver, British Columbia, Canada V6E 4H1, not less than 90 nor more than 120 calendar days prior to the first anniversary of the previous year’s annual meeting. In the event, however, that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date, notice must be delivered no more than 120 and not less than 90 days prior to the annual meeting or the close of business on the tenth day following the date which public disclosure of the date of such meeting is made.

Code of Ethics

We believe that sound corporate governance policies are essential to earning and retaining the trust of investors. We are committed to maintaining the highest standards of integrity. We have adopted a Code of Business Conduct and Ethics that is applicable to our principal executive officer, our principal financial officer and our principal accounting officer, as well as to all of our other employees and directors, and have posted such code on our website at ir.achievelifesciences.com.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees

The following persons are our 2020 director nominees, each of whom was recommended by the Nominating and Governance Committee and approved by the Board of Directors for nomination at the Annual Meeting:

•	Richard Stewart

•	Dr. Anthony Clarke

•	Donald Joseph

•	Jay Moyes

•	Scott Cormack

•	Martin Mattingly

•	Stewart Parker

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above. If a nominee is unable to serve or for good cause will not serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. Each nominee has consented to being named in this Proxy Statement and to serve if elected. We do not expect that any nominee will be unable to serve or for good cause will not serve as a director. Each director is elected annually to serve until the next annual meeting of stockholders or until a successor has been duly elected and has qualified.

Biographies of our 2020 director nominees are located above under the heading “Board of Directors – General.”

Director Compensation Overview

The charter of the Compensation Committee provides that the Compensation Committee is to recommend to the Board of Directors matters related to director compensation. The director compensation package for non-employee directors consists of annual cash compensation and stock options exercisable to purchase shares of our common stock. None of our employees are entitled to receive compensation for service as a director. Our director compensation policy for fiscal year 2019 is set forth below under the heading “Director Compensation Policy – 2019 Director Compensation.”

Director Compensation Policy

2019 Director Compensation

As part of its evaluation of compensation levels for the 2019 fiscal year, the Compensation Committee recommended and the Board of Directors approved the retention of Radford to review compensation levels of our independent directors and committee members. Radford was instructed to benchmark and make recommendations regarding the initial and annual retainer amounts for directors and chairpersons of the Board of Directors and the various committees, as well as the amounts and terms of initial and annual long-term equity incentive awards for directors. In August 2017, based on peer group analyses, our committee member and chair retainers and our equity compensation were adjusted to be more closely aligned with the market. On further recommendation by Radford in 2019, the equity compensation for non-employee directors in connection with their service on the Board of Directors was decreased while the cash compensation has remained unchanged since August 1, 2017 and is as follows:

•

An annual retainer of $60,000 was paid to the Lead Independent Director and $40,000 was paid to all other non-employee directors. These retainers were paid in quarterly installments. Each quarterly payment was conditioned on the director remaining a director on the date of actual payment, which was typically within 10 days following the completion of the respective calendar quarter.

•

Additional annual cash compensation for the chairpersons and members of each committee as set forth in the following table and paid on the same schedule and on the same terms as the non-employee director compensation described above:

	Chairperson	Other Members
Audit Committee	$15,000	$7,500
Compensation Committee	$10,000	$5,000
Nominating and Governance Committee	$7,500	$3,500

•

Any new director would have received a one-time initial grant of stock options to acquire 10,500 shares of our common stock upon becoming a director, which would vest monthly over three years from the date of grant.

•

Each director that was re-elected by our stockholders at an annual meeting was to receive a grant of stock options to acquire 11,000 shares of common stock. However, in May 2019, the Compensation Committee and Board determined to grant 7,000 stock options based upon the recommendation by Radford after an evaluation of recent market data. Each annual stock option would vest in full on the earlier of the first anniversary of the date of grant or the date immediately prior to our next annual meeting of stockholders.

Director Compensation Paid for 2019

The following table summarizes all compensation paid to or earned by non-employee directors who served during 2019 as compensation for board service during the 2019 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2)	Total ($)
Scott Cormack	40,000	21,531	61,531
Donald Joseph	76,000	21,531	97,531
Martin Mattingly	61,000	21,531	82,531
Jay Moyes	58,500	21,531	80,031
Stewart Parker	60,000	21,531	81,531

(1)

The dollar amounts reflect the aggregate grant date fair value of equity awards granted within the fiscal year in accordance with the Financial Accounting Standards Board, or FASB, Accounting Standards Codification Topic 718 for stock-based compensation. These amounts do not correspond to the actual cash value that will be recognized by the directors when received. Assumptions used in the calculation of the amounts in this column are included in note 11 to our audited consolidated financial statements included in our 2019 Annual Report on Form 10-K. As of December 31, 2019, the following directors had the following number of options outstanding:

•	Scott Cormack: 22,278 options, of which 15,278 were vested as of December 31, 2019.

•	Donald Joseph: 20,640 options, of which 13,272 were vested as of December 31, 2019.

•	Martin Mattingly: 20,556 options, of which 13,556 were vested as of December 31, 2019.

•	Jay Moyes: 20,640 options, of which 13,272 were vested as of December 31, 2019.

•	Stewart Parker: 20,512 options, of which 13,512 were vested as of December 31, 2019.

(2)	These options were granted on May 14, 2019 under our 2019 Equity Incentive Plan and vest 100% on May 11, 2020.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES.

REPORT OF THE AUDIT COMMITTEE

In connection with the consolidated financial statements for the fiscal year ended December 31, 2019, the Audit Committee has:

•	reviewed and discussed the audited consolidated financial statements with management;

•

discussed with PwC, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communication with Audit Committees”; and

•

received the written disclosures and letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with PwC its independence from us.

Based on the Audit Committee’s review of the audited consolidated financial statements and its discussions with management and PwC, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the 2019 fiscal year be included in our Annual Report on Form 10-K filed with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Jay Moyes, Chairperson

Donald Joseph

Martin Mattingly

Stewart Parker

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent specifically incorporated by reference in such filing.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the fiscal year ending December 31, 2020. PwC audited our financial statements for the fiscal years ended December 31, 2019 and 2018. A representative of PwC will be present at the Annual Meeting, will be given the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

Proxies solicited by management for which no specific direction is included will be voted “FOR” the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Fees Billed by Independent Registered Public Accounting Firm

The following is a summary of the fees billed by PwC for the fiscal years ended December 31, 2019 and December 31, 2018: Amounts are presented in USD.

Fee Category	Fiscal 2019PwC Fees(1)		Fiscal 2018PwC Fees(1)
Audit Fees	$137,350	(2)	$156,402	(2)
Audit-Related Fees	$103,248		$65,341
Tax Fees	$6,455	(3)	$15,828	(3)
All Other Fees

Total Fees	$247,053		$237,571

(1)

Accountant fees and services charged by PwC are paid in Canadian dollars and shown in USD. For fiscal 2019, the fees were CDN$327,815 and was converted at an average exchange rate of US$1.00=CDN$1.3269. For fiscal 2018, the fees were CDN$307,820 and was converted at an average exchange rate of US$1.00=CDN$1.2957.

(2)

Audit Fees for fiscal 2019 and fiscal 2018 are fees billed and to be billed for the audit of our consolidated financial statements, review of the consolidated financial statements included in our quarterly reports, and for services in connection with regulatory filings and engagements.

(3)	Tax fees billed by PwC relate to tax consulting services provided by PwC to Achieve Life Sciences, Inc. in fiscal 2018 and 2019.

Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports on Form 10-Q that are filed with the SEC.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, including accounting consultations and fees related to registration of securities.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. For audit services, our independent registered public accounting firm typically provides audit service detail in advance of the second quarter meeting of the Audit Committee, which outlines the scope of the audit and related audit fees. If agreed to by the Audit Committee, an engagement letter is formally accepted by the Audit Committee.

For non-audit services, our senior management will submit from time to time to the Audit Committee for approval non-audit services that it recommends the Audit Committee engage our independent registered public accounting firm to provide for the fiscal year. Our senior management and our independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget, estimating non-audit service spending for the fiscal year, will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by our independent registered public accounting firm pursuant to this pre-approval process.

For the 2018 and 2019 fiscal years, the Audit Committee approved all of the services provided by PwC described above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.

PROPOSAL THREE:

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE

OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT BY A RATIO NOT TO EXCEED 1-FOR-15

General

We are seeking stockholder approval of an amendment to our certificate of incorporation to effect a reverse stock split of our outstanding common stock by combining outstanding shares of common stock into a lesser number of outstanding shares of common stock by a ratio of 1-for 3 up to a ratio of not more than 1-for-15, at any time prior to our 2021 annual meeting of stockholders, with the exact ratio to be set by our Board of Directors at its sole discretion. Accordingly, the Board of Directors may elect to abandon the proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion. If the reverse stock split is approved and our Board of Directors determines it is in our and our stockholders’ best interests to implement the reverse stock split, upon the effectiveness of the amendment to our certificate of incorporation effecting the reverse stock split, the outstanding shares of our common stock would be reclassified and combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares. The Board of Directors’ decision to implement the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock and the listing requirements of The Nasdaq Capital Market.

On January 24, 2020, we received written notice from The NASDAQ Stock Market, LLC (Nasdaq) indicating the we were not in compliance with the $1.00 minimum bid price requirement for continued listing on Nasdaq. We have until July 22, 2020 to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our common stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days. If we are not in compliance by July 22, 2020, we may be afforded a second 180-calendar day period to regain compliance. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, except for the minimum bid price requirement. In addition, we would be required to notify Nasdaq of our intent to cure the minimum bid price deficiency, which may, if necessary, be implementing the reverse stock split.

If this Proposal 3 is approved by our stockholders as proposed, our Board of Directors would have the sole discretion to effect the amendment and reverse stock split at any time prior to our 2021 annual meeting of stockholders, and to fix the specific ratio for the reverse stock split, provided that the ratio would not exceed 1-for-15. We believe that enabling our Board of Directors to fix the specific ratio of the reverse stock split within the range of 1-for 3 and not more than 1-for 15 will provide us with the flexibility to implement the split, if at all, in a manner designed to maximize the anticipated benefits for our stockholders. The determination of the ratio of the reverse stock split will be based on a number of factors, described further below under the heading “—Criteria to be Used by Board in Deciding Whether to Apply the Reverse Stock Split.”

The reverse stock split, if approved by our stockholders and implemented by our Board of Directors, would become effective upon the filing of an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. If our Board of Directors decides to implement the reverse stock split, the exact timing of the amendment would be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders, but will not occur after our 2021 annual meeting of stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the amendment and the reverse stock split if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed. Our Board of Directors believes it is in the best interest of our company and our stockholders to maintain flexibility to implement a reverse stock split should the Board of Directors determine the advantages of a reverse stock split outweigh the disadvantages.

The form of the amendment to the certificate of incorporation to effect the reverse stock split, as more fully described below, will not change the number of authorized shares of common stock or preferred stock, or the par value of our common stock or preferred stock.

Purpose

If implemented, the primary purpose for effecting the reverse stock split would be to increase the per share trading price of our common stock so as to:

•	maintain the listing of our common stock on The Nasdaq Capital Market;

•	broaden the pool of investors that may be interested in investing in our company by attracting new investors who would prefer not to invest in shares that trade at lower share prices;

•	make our common stock a more attractive investment to institutional investors; and

•	better enable us to raise funds to finance planned operations.

An increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus improve liquidity and lower average transaction costs. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. A higher market price may enable institutional investors and brokerage firms with policies and practices such as those described above to invest in our common stock.

In evaluating the reverse stock split, our Board of Directors will also take into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. Our Board of Directors plans to implement the reverse stock split if it determines that these potential negative factors are outweighed by the potential benefits, and believes that increasing the per share market price of our common stock as a result of the reverse stock split may encourage greater interest in our common stock and enhance the acceptability and marketability of our common stock to the financial community and investing public as well as promote greater liquidity for our stockholders.

The form of the proposed amendment to our certificate of incorporation to effect the reverse stock split, if implemented, is attached as Appendix A to this proxy statement. Any amendment to our certificate of incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by our Board of Directors, which shall not exceed 1-for-15.

Criteria to be Used by Board in Deciding Whether to Apply the Reverse Stock Split

If our stockholders approve the reverse stock split, our Board of Directors will be authorized to proceed with the reverse split. In determining whether to proceed with the reverse split and setting the exact split ratio, if any, our Board of Directors will consider a number of factors, including clinical development activities, market conditions, and existing and expected trading prices of our common stock, as well as those factors described above.

Effect of the Reverse Stock Split

The reverse stock split would be effected simultaneously for all outstanding shares of our common stock. The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interest in our company, except to the extent that the reverse stock split resulted in any of our stockholders owning a fractional share. The reverse stock split would not change the terms of our common stock. After the reverse stock split, the shares of common stock would have the same voting rights and rights to dividends and distributions and would be identical in all other respects to the common stock now authorized, which is not entitled to preemptive or subscription rights, and is not subject to conversion, redemption or sinking fund provisions. The post-reverse stock split common stock would remain fully paid and non-assessable. The reverse stock split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. Following the reverse stock split, we would continue to be subject to the periodic reporting requirements of the Exchange Act.

As of the effective time of the reverse stock split, we would adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options, restricted stock units and warrants and other rights to acquire our common stock. In addition, as of the effective time of the reverse stock split, we would adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our stock plans.

As of the effective time of the reverse stock split, the conversion ratio by which shares of our outstanding preferred stock convert to common stock would also be automatically adjusted such that the number of shares of common stock issuable upon conversion of our preferred stock would be proportionally reduced. The reverse stock split would not change the number of authorized shares of our preferred stock.

Assuming reverse stock split ratios of 1-for-3, 1-for-7 and 1-for-15, which reflect the low end, middle and high end of the range that our stockholders are being asked to approve, respectively, the following table sets forth (i) the number of shares of our common stock that would be issued and outstanding, (ii) the number of shares of our common stock that would be reserved for issuance pursuant to outstanding warrants, options and restricted stock units, and (iii) the weighted-average exercise price of outstanding options and warrants, each giving effect to the reverse stock split and based on securities outstanding as of January 31, 2020.

	Number of Shares Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-3	Reverse Stock Split Ratio of 1-for-7	Reverse Stock Split Ratio of 1-for-15
Number of Shares of Common Stock Issued and Outstanding	30,581,406	10,193,802	4,368,772	2,038,760
Number of Shares of Common Stock Reserved for Issuance	29,634,903	9,878,301	4,233,557	1,975,660
Weighted Average Exercise Price of Options and Warrants	$1.42	$4.26	$9.95	$21.33

If this Proposal 3 is approved and our Board of Directors elects to effect the reverse stock split, the number of outstanding shares of common stock would be reduced in proportion to the ratio of the split chosen by our Board of Directors. Accordingly, if a reverse stock split is effected, the number of authorized shares of common stock that are available for issuance would be proportionally increased.

Additionally, if this Proposal 3 is approved and our Board of Directors elects to effect the reverse stock split, we would communicate to the public, prior to the effective date of the stock split, additional details regarding the reverse split, including the specific ratio selected by our Board of Directors. If the Board of Directors does not implement the reverse stock split by the date of our 2021 annual meeting of stockholders, the authority granted in this proposal to implement the reverse stock split will terminate.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposed amendment, except to the extent of their ownership in shares of our common stock and securities convertible or exercisable for common stock.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

The effect of the reverse stock split upon the market prices for our common stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. We experienced a decline in our stock price after our previous reverse-stock splits. If the reverse stock split is implemented, the post-split market price of our common stock may be less than the pre-split price multiplied by the reverse stock split ratio.

In addition, a reduction in number of shares outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock. Also, some stockholders may consequently own less than one hundred shares of our common stock. A purchase or sale of less than one hundred shares may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the proposal to effect the reverse stock split, and if our Board of Directors still believes that a reverse stock split is in the best interests of us and our stockholders, our Board of Directors will determine the ratio of the reverse stock split to be implemented and we will file the certificate of amendment with the Secretary of State of the State of Delaware. As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected.

Beneficial Owners of Common Stock.    Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders in “street name” (i.e., through a bank, broker, custodian or other nominee), in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds shares of our common stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee.

Registered Holders of Common Stock.    Certain of our registered holders of common stock hold some or all of their shares electronically in book-entry form with our transfer agent, The American Stock Transfer & Trust Company, LLC. These stockholders do not hold physical stock certificates evidencing their ownership of our common stock. However, they are provided with a statement reflecting the number of shares of our common stock registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or payment in lieu of fractional shares, if applicable. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our common stock held following the reverse stock split.

Holders of Certificated Shares of Common Stock.    As of the date of this proxy statement, certain of our shares of common stock were held in certificated form. Stockholders of record at the time of the reverse stock split who hold shares of our common stock in certificated form will be sent a transmittal letter by the transfer agent after the effective time that will contain the necessary materials and instructions on how a stockholder should surrender his, her or its certificates, if any, representing shares of our common stock to the transfer agent.

Fractional Shares

We would not issue fractional shares in connection with the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported on The Nasdaq Capital Market, on the last trading day prior to the effective date of the split. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

No Appraisal Rights

No action is proposed herein for which the laws of the State of Delaware, or our certificate of incorporation or bylaws, provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders’ capital stock.

Accounting Consequences

The reverse stock split would not affect total assets, liabilities or shareholders’ equity. However, the per share net income or loss and net book value of the common stock would be retroactively increased for each period because there would be fewer shares of common stock outstanding.

Federal Income Tax Consequences

The following discussion is a summary of certain U.S. federal income tax consequences of a reverse stock split to us and to stockholders that hold shares of our common stock as capital assets for U.S. federal income tax purposes. This discussion is based upon current U.S. tax law, which is subject to change, possibly with retroactive effect, and differing interpretations. Any such change may cause the U.S. federal income tax consequences of a reverse stock split to vary substantially from the consequences summarized below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”), including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, persons subject to the alternative minimum tax or Medicare contribution tax on net investment income, persons who hold their shares of our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, persons who hold their shares of our common stock as “qualified small business stock” under Section 1045 and/or 1202 of the Code, or who acquired their shares of our common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

The state and local tax consequences of a reverse split may vary as to each stockholder, depending on the jurisdiction in which such stockholder resides, and any state or local tax considerations are beyond the scope of this discussion. This discussion should not be considered as tax or investment advice, and the tax consequences of a reverse stock split may not be the same for all stockholders. Stockholders should consult their own tax advisors to understand their individual federal, state, local and foreign tax consequences.

Tax Consequences to the Company.    We will not recognize taxable income, gain or loss in connection with the reverse stock split.

Tax Consequences to Stockholders.    A stockholder generally will not recognize gain or loss on the reverse stock split, except in respect of cash, if any, received in lieu of a fractional share interest. In general, the aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

A holder of the pre-split shares who receives cash generally will be treated as having exchanged a fractional share interest for cash in a redemption that is subject to Section 302 of the Code, assuming the fractional share interest is purchased directly by the Company. The redemption will be treated as a sale of the fractional share, and not as a distribution under Section 301 of the Code, if the receipt of cash (a) is “substantially disproportionate” with respect to the holder, (b) results in a “complete termination” of the holder’s interest, or (c) is “not essentially equivalent to a dividend” with respect to the holder, in each case taking into account shares both actually and constructively owned by such holder (under certain constructive ownership rules). A distribution is not essentially equivalent to a dividend if the holder undergoes a “meaningful reduction” in the holder’s proportionate interest. If the redemption is treated as a sale, the holder will recognize capital gain or loss equal to the difference between the portion of the tax basis of the post-split shares allocated to the fractional share interest and the cash received. If the redemption does not meet one of the Section 302 tests, the cash distribution will be treated as a distribution under Section 301 of the Code. In such case, the cash distribution will be treated as a dividend to the extent of our current and accumulated earnings and profits allocable to the distribution, and then as a recovery of basis to the extent of the holder’s tax basis in his or her shares (which, for these purposes, may include the holder’s tax basis in all of his or her shares rather than only the holder’s tax basis in his or her fractional share interest, although the law is not entirely clear), and finally as gain from the sale of stock.

Whether a holder who receives cash in lieu of fractional shares will have a meaningful reduction in ownership will depend on all of the facts and circumstances existing at and around the time of the reverse stock split, including the size of the holder’s percentage interest in our Common Stock before and after the reverse stock split. In this regard, the IRS has indicated in published rulings that any reduction in the percentage interest of a public company stockholder whose relative stock interest is minimal (an interest of less than 1% of the outstanding Company Common Stock should satisfy this requirement) and who exercises no control over corporate affairs should constitute a meaningful reduction in such stockholder’s interest. However, some shareholders receiving cash in lieu of a fractional share will have an increase in their percentage ownership interest in the Company and therefore could be subject to dividend treatment on the receipt of cash in lieu of such fractional share ownership interest. Such potential dividend treatment will not apply if the fractional shares interests are aggregated and sold by the Company on the open market, and which case the proceeds will be treated as received in connection with a sale of stock.

We recommend that stockholders consult their own tax advisors to determine the extent to which their fractional share redemption is treated as a sale of the fractional share or as a distribution under Section 301 of the Code and the tax consequences thereof.

Information Reporting and Backup Withholding.    Payment of cash in lieu of fractional shares within the United States or conducted through certain U.S. related financial intermediaries is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that he or she is not a U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. holder) or the stockholder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the shares of outstanding common stock is required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO GIVE THE BOARD DISCRETION TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.

PROPOSAL FOUR:

APPROVAL OF AMENDMENT TO OUR 2018 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve an amendment to the Achieve Life Sciences, Inc. 2018 Equity Incentive Plan (“Plan”) to increase the authorized number of shares of our common stock reserved for issuance under the Plan by 1,500,000 shares for a total of 4,310,314 shares and to increase the maximum number of shares that may be issued as incentive stock options by 10,000,000 shares (“Plan Amendment”). We believe the proposed Plan Amendment would enable us to continue to attract, retain and reward talented individuals who possess the skills necessary to expand our business and assist in the achievement of our strategic objectives.

We believe that our future success and our ability to remain competitive are dependent on our continuing efforts to attract, retain and motivate highly qualified personnel. Competition for these people in our industry is intense. Traditionally, a cornerstone of our method for attracting and retaining top caliber employees has been our equity-based compensation programs, including the grant of options, restricted stock units and other awards under the Plan. Allowing employees to participate in owning shares of our common stock helps align the objectives of our stockholders and our employees and is important in attracting, motivating and retaining the highly skilled personnel that are essential to our success.

Summary of the Proposal

We are asking our stockholders to approve an increase to the authorized number of shares of our common stock reserved for issuance under the Plan by 1,500,000 shares. Our Board of Directors approved the Plan Amendment on March 11, 2020, subject to approval by our stockholders. If stockholders do not approve the Plan Amendment, no shares will be added to the number of shares reserved for issuance under the Plan.

Summary of the Plan

The material terms of the Plan, as would be amended by the Plan Amendment, are summarized below. The summary is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix B to this Proxy Statement.

Background. The Plan was adopted by our Board of Directors on July 26, 2018, and approved by our stockholders on September 20, 2018.

Purpose. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to our success.

Eligibility. The individuals eligible to participate in the Plan include our officers and other employees, our non-employee directors and any consultants. However, only employees may receive incentive stock options under the Plan and consultants and directors must render bona fide services not in connection with the offer and sale of our securities in a capital-raising transaction. As of March 16, 2020, we had four executive officers, five non-employee directors and approximately eleven other employees and consultants who were eligible to participate in the Plan.

Administration. The Plan is administered by our Compensation Committee, all of the members of which are non-employee directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws. However, our Board of Directors will establish the terms for the grant of an award to non-employee directors. Subject to the terms of the Plan, the Compensation Committee has full power to implement and carry out the terms of the Plan, including to determine which individuals are eligible to receive awards under the Plan, the time or times when such awards are to be made, the number of shares subject to each such award, the status of any granted option as either an incentive stock option (ISO) or a non-statutory stock option (NSO) under U.S. federal tax laws, the vesting schedule applicable to an award, the maximum term for which any award is to remain outstanding, and the terms and conditions of the award agreements for use under the Plan. The Compensation Committee also determines the exercise price of stock options granted under the Plan, the purchase price for rights to purchase restricted stock, if applicable, and the exercise price for stock appreciation rights.

Share Reserve. As of March 16, 2020 there was 580,714 common stock available for issuance. As of the date the Plan Amendment is approved by Achieve Life Sciences, Inc.’s stockholders, the total number of shares of our common stock reserved for issuance under the Plan will be 4,310,314 shares. In addition, the number of shares of our common stock reserved for issuance under the Plan will increase on each January 1, of each of 2021 through 2027, by the lesser of (a) 5% of the number of shares of issued and outstanding common stock outstanding on each December 31 immediately prior to the date of increase or (b) such number of shares determined by the Board of Directors. The number of shares reserved under the Plan reserve increased in accordance with the preceding provision by 5% in both 2019 and 2020. No more than [12,000,000] shares of our common stock may be issued pursuant to the exercise of incentive stock options. The shares may be authorized but unissued or reacquired shares.

In addition, the following shares are available for grant and issuance under our Plan:

•	shares subject to options or SARs granted under our Plan that cease to be subject to the option or SAR for any reason other than exercise of the option or SAR;

•	shares subject to awards granted under our Plan that are subsequently forfeited or repurchased by us at the original issue price;

•	shares subject to awards granted under our Plan that otherwise terminate without shares being issued;

•	shares surrendered, cancelled, or exchanged for cash or a different award (or combination thereof);

•	shares reserved but not issued or subject to outstanding grants under our 2017 Equity Incentive Plan;

•	shares issuable upon the exercise of awards under our 2017 Equity Incentive Plan that cease to be subject to such awards by forfeiture or otherwise;

•	shares issued under our 2017 Equity Incentive Plan that are forfeited or repurchased by us at the original issue price; and

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shares subject to awards under our 2017 Equity Incentive Plan or our Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

Subject to the terms of the Plan, the number of shares reserved under the Plan, the maximum number of shares that may be issued as ISOs, the awards outstanding, applicable exercise prices, and individual or other award limits will be proportionately adjusted if the number of our outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure, in each case, without consideration.

Equity Awards. The Plan permits us to grant the following types of awards:

Stock options. The Plan provides for the grant of ISOs to employees, and NSOs to employees, directors and consultants. Options may be granted with terms determined by the Compensation Committee, provided that ISOs are subject to additional statutory limitations. The exercise price of stock options granted under the Plan must be at least equal to the fair market value of our common stock on the date of grant. ISOs granted to an individual who holds, directly or by attribution, more than ten percent of the total combined voting power of all classes of our capital stock must have an exercise price of at least 110% of the fair market value of our common stock on the date of grant.

Options may vest based on service or achievement of performance conditions. The maximum term of options granted under the Plan is ten years from the date of grant, except that the maximum permitted term of ISOs granted to an individual who holds, directly or by attribution, more than ten percent of the total combined voting power of all classes of our capital stock is five years from the date of grant.

After an optionee’s employment or service terminates, he or she may exercise his or her vested option for the period of time stated in the stock option agreement to which such option relates. Generally, if termination is due to death or disability, the vested option will remain exercisable for 12 months. In all other cases, the vested option will generally remain exercisable for three months. Notwithstanding the foregoing, if an optionee is terminated for “cause” (as defined in the Plan), then the optionee’s options shall expire on the optionee’s termination date or at such later time and on such conditions as determined by the Compensation Committee. In no event may an option be exercised later than its expiration date.

Restricted Stock Units. RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of such right due to termination of employment or failure to achieve specified performance conditions. If the RSU has not been forfeited, then on the date specified in the RSU agreement, we will deliver to the holder of the RSU, whole shares of our common stock, cash or a combination of our common stock and cash.

Restricted Stock. A restricted stock award is an offer by us to sell shares of our common stock subject to restrictions that the Compensation Committee may impose. These restrictions may be based on completion of a specified period of service with us or upon the completion of performance goals during a performance period. The price of a restricted stock award, if any, will be determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee at the time of award, vesting ceases on the date the participant no longer provides services to us and unvested shares are forfeited to us or subject to repurchase by us.

Stock Appreciation Rights. Stock appreciation rights (SARs) provide for a payment, or payments, in cash or shares of common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price. SARs may vest based on service or achievement of performance conditions.

Performance Shares. Performance shares are performance awards that cover a number of shares of our common stock that may be settled upon achievement of the pre-established performance conditions in cash or by issuance of the underlying shares. These awards are subject to forfeiture because of termination of employment or failure to achieve the performance conditions.

Stock Bonuses. Stock bonuses are granted as additional compensation for performance and therefore are not issued in exchange for cash.

Performance Criteria. Our Compensation Committee may establish performance goals under which performance-based awards may be made by selecting from one or more of the following performance criteria: profit before tax; billings; revenue; net revenue; earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings); operating income; operating margin; operating profit; controllable operating profit, or net operating profit; net profit; gross margin; operating expenses or operating expenses as a percentage of revenue; net income; earnings per share; total stockholder return; market share; return on assets or net assets; our stock price; growth in stockholder value relative to a pre-determined index; return on equity; return on invested capital; cash flow (including free cash flow or operating cash flows); cash conversion cycle; economic value added; individual confidential business objectives; contract awards or backlog; overhead or other expense reduction; credit rating; strategic plan development and implementation; succession plan development and implementation; improvement in workforce diversity; customer indicators; new product invention or innovation; attainment of research and development milestones; improvements in productivity; bookings; attainment of objective operating goals and employee metrics; and any other metric that is capable of measurement as determined by the Compensation Committee.

Our Compensation Committee may establish performance goals and relevant performance criteria on a company-wide basis; with respect to one or more business units, divisions, affiliates or business segments; and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless otherwise specified by our Compensation Committee (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals and relevant performance criteria at the time the performance goals and relevant performance criteria are established, our Compensation Committee will make adjustments, if it determines appropriate in its sole discretion, in the method of calculating the attainment of the performance goals. Our Compensation Committee may, in recognition of unusual or non-recurring items such as acquisition related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant.

Exchange Program. The Compensation Committee may provide for the surrender, cancellation or exchange of an award for cash, the same type of award or a different award, including cancelation of any option or SAR when the exercise price per share exceeds the fair market value of one share in exchange for cash or another award.

Award Limits. The aggregate grant date fair value of awards granted to a non-employee director in any calendar year shall not exceed $500,000, except that the aggregate grant date fair value of awards granted to a non-employee director in the calendar year in which they commence their service shall not exceed $1,000,000.

Corporate Transactions. The Plan currently provides that in the event of a specified Corporate Transaction (as defined under the Plan) outstanding awards may, without the consent of any participant, be (i) continued by us, if we are the successor entity; (ii) assumed or substituted with a substantially equivalent award by the successor corporation; (iii) accelerated, such that the awards become fully vested and exercisable, as applicable, and any repurchase or forfeiture restrictions lapse; (iv) settled in cash, cash equivalents or the securities of the successor corporation; or (v) cancelled for no consideration. The treatment of outstanding awards upon a corporate transaction need not be identical.

However, in the event of a Corporate Transaction, the vesting of all awards granted to non-employee directors will accelerate and such awards will become exercisable, as applicable, in full prior to the consummation of the Corporate Transaction, at such times and on such conditions as the Compensation Committee determines.

The Plan generally defines a “Corporate Transaction” as the occurrence of any of the following events: (i) any person becoming the beneficial owner, directly or indirectly, of our securities representing more than 50% of total voting power represented by our then-outstanding voting securities; (ii) the consummation of a merger or consolidation of us with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior to the transaction continuing to represent at least 50% of the total voting power of our voting securities or surviving entity in such transaction; (iii) a change in the effective control of us that occurs on the date that a majority of members of the Board of Directors is replaced during any 12 month period by members of the Board of Directors whose appointment or election is not endorsed by as majority of the members of the Board of Directors prior to the date of the appointment or election; or (iv) any other transaction which qualifies as a “corporation transaction” under Section 424(a) of the Internal Revenue Code (Code).

Transferability of Awards. Generally, a participant may not transfer an award other than by will or the laws of descent and distribution unless, in the case of awards other than ISOs, the Compensation Committee permits the transfer of an award to certain authorized transferees, as set forth in the Plan.

Amendment and Termination. The term of the Plan is ten years from July 26, 2018, the date the Plan was approved by the Board of Directors. The Board of Directors may amend or terminate the Plan or any form of award agreement at any time, subject to stockholder approval where required. In addition, no amendment that is detrimental to a participant in the Plan may be made to an outstanding award without the consent of the affected participant.

Federal Income Tax Consequences. The following is a general summary under current law of certain U.S. federal income tax consequences to participants who are citizens or individual residents of the United States relating to the types of equity awards that may be granted under the Plan. This summary deals with the general tax principles and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed.

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Nonqualified Stock Options, Stock Appreciation Rights. A recipient of an NSO or SAR will not recognize taxable income upon the grant of those awards. However, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized on a subsequent disposition of the shares of common stock generally will be short-term or long-term capital gain or loss, depending on the length of time the recipient holds the shares.

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Incentive Stock Options. Neither the grant nor the exercise of an incentive stock option will generally result in any taxable income to the recipient, except that the alternative minimum tax may apply at the time of exercise. The recipient will recognize a capital gain or loss on a later sale or other disposition of such shares provided the he or she does not dispose of such shares within two years from the date the option was granted or within one year after the shares were transferred to the recipient. If the shares are not held for holding period described above, the recipient will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any gain or loss recognized on a subsequent disposition of the shares of common stock generally will be short-term or long-term capital gain or loss, depending on the length of time the recipient holds the shares.

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Restricted Stock Units. A holder of RSUs does not recognize taxable income when the RSU is granted. The recipient of the award generally will recognize ordinary income in each year in which the units vest in an amount equal to the fair market value of the shares of common stock received. Any gain or loss recognized on a subsequent disposition of the shares of common stock generally will be short-term or long-term capital gain or loss, depending on the length of time the recipient holds the shares.

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Other Awards. The grant of Restricted Stock Awards, Stock Bonus Awards and Performance Shares generally will generally not be a taxable event. Generally, the recipient will recognize ordinary income equal to the excess of the fair market value over the price paid, if any, in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture (unless, with respect to an award of restricted stock, the recipient elects to accelerate recognition as of the date of grant).

Section 162(m) of the Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers. While our compensation committee considers the deductibility of awards as one factor in determining executive compensation, our compensation committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes. We may from time to time, however, pay compensation to our executives that may not be deductible if the Compensation Committee believes that doing so is in the best interests of our stockholders.

Recent changes to Section 162(m) in connection with the passage of the Tax Cuts and Jobs Act repealed exceptions to the deductibility limit that were previously available for “qualified performance-based compensation,” including stock option grants, effective for taxable years after December 31, 2017. As a result, any compensation paid to certain of our executive officers in excess of $1 million will be non-deductible unless it qualifies for transition relief afforded to compensation payable pursuant to certain binding arrangements in effect on November 2, 2017. However, because of uncertainties in the interpretation and implementation of the changes to Section 162(m), including the scope of the transition relief, we can offer no assurance of such deductibility even with respect to those awards intended to be exempt from the Section 162(m) limitations.

ERISA Information. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

New Plan Benefits Table. We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees under the Plan, as amended by the Plan Amendment, because our equity award grants are discretionary in nature. As of the date hereof, we have not granted any awards that are contingent upon the approval of the Plan Amendment.

Historical Plan Benefits.

The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock subject to awards that have been granted (even if not currently outstanding) under the Plan, for the period from September 20, 2018 (the date the plan became effective) through March 16, 2020. The options outstanding as of March 16, 2020 had a weighted-average exercise price of $1.09 per share. The closing price per share of our common stock as reported by The Nasdaq Capital Market on March 13, 2020 was $0.3056.

Name and Position	Number of Options Granted	Number of RSUs Granted
Richard Stewart	651,000	Nil
Chairman and Chief Executive Officer
John Bencich	290,000	Nil
Executive Vice President and Chief Financial Officer
Anthony Clarke	277,000	Nil
President and Chief Scientific Officer
Cindy Jacobs	277,000	Nil
Executive Vice President and Chief Medical Officer
All Current Executive Officers (4) persons	1,495,000	Nil
All Current Non-Employee Directors (5) persons	95,000	Nil
Director Nominee (7) persons	1,023,000	Nil

Certain Interests of Directors

In considering the recommendation of our Board of Directors with respect to the approval of the material terms of the Plan, stockholders should be aware that the members of our Board of Directors have certain interests, which may present them with conflicts of interest in connection with this proposal. As discussed above, directors will receive awards under the Plan. Please see Proposal One—Election of Directors—Director Compensation for more detail about equity grants to our directors. Our Board of Directors recognizes that approval of this proposal may benefit our directors and their successors.

Approval of the Plan Amendment. If the Plan Amendment is approved by the stockholders, it will become effective on the date of the Annual Meeting. Our Board of Directors intends to cause the additional shares of common stock that would become available for issuance to be registered on a Form S-8 Registration Statement to be filed with the SEC at our expense. If stockholders do not approve this proposal, the Plan Amendment will not become effective and the Plan will continue in its current form.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the shares of common stock properly cast at the Annual Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR 2018 EQUITY INCENTIVE PLAN.

PROPOSAL FIVE:

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are providing our stockholders with an opportunity to vote, on an advisory basis, on the compensation of our Named Executive Officers as disclosed in the “Executive Compensation” section, the compensation tables and the narrative discussions set forth on pages 34 to 41 of this Proxy Statement. This non-binding advisory vote is commonly referred to as a “Say on Pay” proposal.

Our Compensation Committee, which is responsible for designing and administering our executive compensation program, has designed our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects company performance, job complexity and strategic value of the position, while ensuring long-term retention, motivation and alignment with the long-term interests of our stockholders. We encourage you to carefully review the “Executive Compensation” section beginning on page 34 of this Proxy Statement for additional details on our compensation of executives, including our compensation philosophy and objectives, as well as the processes the Compensation Committee used to determine the structure and amounts of the compensation of our Named Executive Officers in fiscal year 2019.

We are asking you to indicate your support for the compensation of the Named Executive Officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote, on an advisory basis, which is non-binding, “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Achieve Life Sciences, Inc.’s Named Executive Officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the “Executive Compensation” compensation tables and narrative discussion set forth in the Proxy Statement relating to its 2020 Annual Meeting of Stockholders, is hereby APPROVED.”

The Say on Pay vote is advisory, and therefore not binding on us, our Board of Directors or our Compensation Committee. Our Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

Approval of the resolution will require the affirmative vote of the majority of shares properly cast upon the proposal at the Annual Meeting. Proxies solicited by management for which no specific direction is included will be voted “FOR” the approval of the resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVES AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICERS

The following table provides information regarding our current executive officers as of March 16, 2020.

Name	Age	Position With the Company
Richard Stewart	61	Chief Executive Officer and Chairman of the Board
Anthony Clarke	64	President and Chief Scientific Officer
Cindy Jacobs	62	Executive Vice President and Chief Medical Officer
John Bencich	42	Executive Vice President, Chief Financial Officer and Chief Operating Officer

Following are the biographies of the foregoing persons, except the biographies of Mr. Stewart and Dr. Clarke, which are located above under the heading “Board of Directors—General.”

Cindy Jacobs, Ph.D., M.D., has served as our Executive Vice President and Chief Medical Officer since August 2008, and had been Executive Vice President and Chief Medical Officer of OncoGenex Technologies Inc. from September 2005 to August 2008. From 1999 to July 2005, Dr. Jacobs served as Chief Medical Officer and Senior Vice President, Clinical Development of Corixa Corporation. Prior to 1999, Dr. Jacobs held Vice President, Clinical Research positions at two other biopharmaceutical companies. As of January, 2018 Dr. Jacobs also serves on the board of directors of Renown Pharma Limited. Dr. Jacobs received her Ph.D. degree in Veterinary Pathology/Microbiology from Washington State University and an M.D. degree from the University of Washington Medical School.

John Bencich has served as our Vice President and Chief Financial Officer since August 2014 and as our Executive Vice President and Chief Operating Officer since August 2017. Mr. Bencich joined us from Integrated Diagnostics, Inc., a molecular diagnostics company, where he served as Chief Financial Officer from September 2012 to August 2014. Prior to joining Integrated Diagnostics, he served as Chief Financial Officer of Allozyne, Inc. since July 2011. Mr. Bencich was an independent consultant from November 2010 until he joined Allozyne. He served as the Vice President, Chief Financial Officer and Treasurer of Trubion Pharmaceuticals, Inc., a publicly traded biotechnology company, from November 2009 until its acquisition by Emergent BioSolutions Inc. in October 2010. Mr. Bencich served as Trubion’s Senior Director of Finance and Accounting from May 2007 through November 2009. From September 2004 to April 2007, Mr. Bencich was an employee of Onyx Software Corporation, a publicly traded software company, where he last served as Director of Finance and Corporate Controller. From 1999 to 2004, Mr. Bencich was an employee of Ernst & Young LLP, an international professional services firm, where he last served as a manager. Mr. Bencich received a B.A. in Accountancy from the University of San Diego and an M.B.A. from Seattle University. Mr. Bencich received his Certified Public Accountant Certification from the State of Washington and held an active license for 17 years.

EXECUTIVE COMPENSATION

During the 2019 fiscal year, our Named Executive Officers and their respective positions were as follows: Richard Stewart, Chairman and Chief Executive Officer; Anthony Clarke, President and Chief Scientific Officer; Cindy Jacobs, Ph.D., M.D., Executive Vice President and Chief Medical Officer; and John Bencich, Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary.

Mr. Stewart, Drs. Clarke and Jacobs and Mr. Bencich are referred to as our Named Executive Officers for purposes of this Proxy Statement.

SEC rules require that this discussion regarding 2019 executive officer compensation cover executive officers that served during 2019. We note that Mr. Stewart and Dr. Clarke were appointed to their positions upon completion of the Merger on August 1, 2017.

Summary Compensation Table

The following table sets forth information regarding the compensation of our Named Executive Officers for each of the fiscal years ended December 31, 2019, 2018 and 2017. The components of the compensation reported in the Summary Compensation Table are described below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Total ($)
Richard Stewart,	2019	500,000	—	—	109,144	187,500	796,644
Chairman and Chief Executive Officer	2018	500,000	—	—	317,625	272,640	1,090,265
	2017	208,333	—	—	—	—	208,333

Anthony Clarke,	2019	420,000	—	—	43,657	126,000	589,657
President and Chief Scientific Officer	2018	420,000	—	—	118,707	183,220	721,927
	2017	175,000	—	—	—	—	175,000

Cindy Jacobs,	2019	413,230	—	—	43,657	123,970	580,857
Executive Vice President and Chief Medical Officer	2018	413,230	—	—	118,707	180,270	712,207
	2017	413,230	—	158,372	574,696	—	1,146,298

John Bencich,	2019	405,300	—	—	43,657	121,590	570,547
Executive Vice President and Chief Financial Officer and Chief Operating Officer	2018	375,500	—	—	155,404	163,810	694,714
	2017	335,833	75,000	158,372	574,696	—	1,143,901

(1)

The dollar amounts in this column reflect the aggregate grant date fair value of equity awards granted during the fiscal year in accordance with FASB Accounting Standards Codification Topic 718 for stock-based compensation. These amounts do not correspond to the actual cash value that will be recognized by each of the Named Executive Officers when received. For a discussion of the assumptions and methodologies used to value the awards reported in this column, see note 11 to our audited consolidated financial statements, which are included in our 2019 Annual Report on Form 10-K.

(2)	The dollar amounts in this column reflect the aggregate non-equity incentive plan compensation earned by each Named Executive Officer in 2019. For more information, see “—2019 Bonuses” below.

2019 Equity Awards

Equity awards are granted to executive officers at the discretion of the Compensation Committee. In January 2019, the Compensation Committee granted 30,000 options to purchase common stock to each of John Bencich, Cindy Jacobs, and Anthony Clarke, and 75,000 to Richard Stewart. The stock options have an exercise price of $1.42 and vest as to 25% on January 29, 2020 and thereafter vest in equal monthly installments over 36 months. The Compensation Committee also granted 10,000 options to purchase common stock to each of John Bencich, Cindy Jacobs and Anthony Clarke, and 25,000 to Richard Stewart in January 2019. The stock options have an exercise price of $1.42 and vested as to 25% of the total options on June 12, 2019 on the achievement of the positive Phase 2 ACH-CYT-09 data results, thereafter vest in equal monthly installments over 24 months.

2019 Bonuses

Annual bonuses for our executive officers are based on the achievement of corporate performance objectives, which in 2019 included the achievement of clinical development and financial milestones. In January 2020, our compensation committee determined that approximately 75% of our 2019 corporate performance objectives were achieved and determined that 75% of each executive officer’s target bonus should be awarded based on the positive announcement of the Phase 2b Orca-1 dose selection trial, the completion of the maximum tolerated dose trial and the extension of our collaboration with the National Center for Complementary and Integrative Health at the National Institutes of Health that provides funding and research efforts to conduct additional non-clinical development.

With respect to the payment of these bonuses, Richard Stewart’s target bonus was equal to 50% of his annual base salary of $500,000 and he was awarded $187,500, Anthony Clarke’s target bonus was equal to 40% of his annual base salary of $420,000 and he was awarded $126,000, Cindy Jacob’s target bonus was equal to 40% of her annual base salary of $413,200 and she was awarded $123,970 and John Bencich’s target bonus was equal to 40% of his annual base salary of $405,300 and he was awarded $121,590.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding the outstanding equity awards held by the Named Executive Officers as of December 31, 2019.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)	Number of Shares or Units or Other Rights that Have Not Vested (#)		Market Value of Shares or Units or Other Rights that Have Not Vested ($)

Richard Stewart,	18,417	33,583	3.37	07/26/28	(1)	—	—	—		—
Chief Executive Officer and Chairman	31,562	69,438	2.56	09/20/28	(2)	—	—	—		—
	—	75,000	1.42	01/29/29	(3)	—	—	—		—
	10,938	14,062	1.42	01/29/29	(4)	—	—	—		—

Anthony Clarke,	7,083	12,917	3.37	07/26/28	(1)	—	—	—		—
President and Chief Scientific Officer	11,562	25,438	2.56	09/20/28	(2)	—	—	—		—
	—	30,000	1.42	01/29/29	(3)	—	—	—		—
	4,375	5,625	1.42	01/29/29	(4)	—	—	—		—

Cindy Jacobs,	181	—	1,756.70	12/14/20	(5)	—	—	—		—
Executive Vice President and Chief Medical Officer	136	—	1,430.00	05/08/22	(6)	—	—	—		—
	181	—	1,314.50	03/12/23	(7)	—	—	—		—
	227	—	1,296.90	03/14/24	(8)	—	—	—		—
	340	—	204.60	05/19/25	(9)	—	—	—		—
	15,980	11,420	28.90	08/01/27	(10)	—	—	—		—
	7,083	12,917	3.37	07/26/28	(1)	—	—	—		—
	11,562	25,438	2.56	09/20/28	(2)	—	—	—		—
	—	30,000	1.42	01/29/29	(3)	—	—	—		—
	4,375	5,625	1.42	01/29/29	(4)	—	—	—		—
	—	—	—			—	—	2,740	(11)	1,452

John Bencich,	363	—	348.70	08/12/24	(12)	—	—	—		—
Executive Vice President, Chief Financial Officer and Chief Operating Officer	227	—	204.60	05/19/25	(9)	—	—	—		—
	15,980	11,420	28.90	08/01/27	(10)	—	—	—		—
	8,854	16,146	3.37	07/26/28	(1)	—	—	—		—
	15,625	34,375	2.56	09/20/28	(2)	—	—	—		—
	—	30,000	1.42	01/29/29	(3)	—	—	—		—
	4,375	5,625	1.42	01/29/29	(4)	—	—	—		—
	—	—	—	—		—	—	2,740	(11)	1,452

(1)	These stock options were granted under the 2017 Equity Incentive Plan and vest monthly over a 48-month period beginning July 26, 2018.
(2)	These stock options were granted under the 2018 Equity Incentive Plan and vest monthly over a 48-month period beginning September 20, 2018.
(3)	These stock options were granted under the 2018 Equity Incentive Plan and vest as to 25% on January 29, 2020 and then monthly over a 36-month period.
(4)

These stock options were granted under the 2018 Equity Incentive Plan and vested as to 25% on June 12, 2019 on the achievement of the positive Phase 2 ACH-CYT-09 data results and thereafter vest in monthly installments over 24 months.

(5)	These stock options were granted under the 2010 Performance Incentive Plan and were fully vested on December 31, 2014.
(6)	These stock options were granted under the 2010 Performance Incentive Plan and were fully vested on December 31, 2016.
(7)	These stock options were granted under the 2010 Performance Incentive Plan and were fully vested on December 31, 2017.

(8)	These stock options were granted under the 2010 Performance Incentive Plan and were fully vested on January 1, 2018.
(9)	These stock options were granted under the 2010 Performance Incentive Plan and were fully vested on January 1, 2019.
(10)	These stock options were granted under the 2017 Equity Incentive Plan and vested as to 25% on August 1, 2018 and then monthly over a 36-month period.
(11)	These RSUs were granted under the 2010 Performance Incentive Plan and vest annually over four years beginning August 1, 2017.
(12)	These stock options were granted under the 2010 Performance Incentive Plan and were fully vested on August 12, 2018.

Potential Payments Upon Termination/Change of Control

Change of Control Under Our Equity Compensation Plans

The following discussion sets forth the change of control provisions provided for in our various equity compensation plans.

2010 Performance Incentive Plan

Under the 2010 Plan, the administrator has the discretion to provide in each award agreement the terms and conditions with respect to a change of control that relate to the vesting of an award and the assumption of an award or issuance of comparable securities under an incentive program. If the terms of an option agreement provide for accelerated vesting in the event of a change of control, or to the extent that an option is vested and not yet exercised, the administrator may provide for the purchase or exchange of each option for an amount of cash or other property. Outstanding options shall terminate and cease to be exercisable upon a change of control except to the extent that the options are assumed by the successor entity (or parent of the successor entity) pursuant to the terms of the change of control transaction. As used in the 2010 Plan, the term “change of control” means the occurrence of any of the following:

•	acquisitions of our securities possessing more than 50% of the total combined voting power of all of our outstanding securities;

•

a merger or consolidation with any other entity, whether or not we are the surviving entity in such transaction, except for a transaction in which the holders of our outstanding voting securities immediately prior to such merger or consolidation hold, as a result of holding our securities prior to such transaction, in the aggregate, securities possessing more than 50% of the total combined voting power of all of our outstanding voting securities or the voting securities of the surviving entity, or the parent of the surviving entity, immediately after such merger or consolidation;

•	the sale, transfer or other disposition, in one transaction or a series of related transactions, of all or substantially all of our assets; or

•	the approval by the stockholders of a plan or proposal for our liquidation or dissolution.

2017 Equity Incentive Plan

Under the 2017 Equity Incentive Plan, or the 2017 Plan, unless otherwise determined by the compensation committee, all outstanding awards will be subject to the agreement governing such merger, asset sale or other change of control transaction. Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: the continuation of the award, the assumption of the award, the substitution of the award, the full or partial acceleration of the award, the settlement of the award in cash, equivalents or securities of the successor entity (or its parent, if any) or the cancellation of the award in exchange for no consideration. In the event the successor corporation refuses to either assume, convert, replace or substitute awards, then the compensation committee will notify the award holder in writing or electronically that such award will be exercisable for a period of time determined by the compensation committee (in its sole discretion) and that the award will terminate upon expiration of such period.

In addition, in the event of a Corporate Transaction, the vesting of all awards granted to our non-employee directors shall accelerate and such awards shall become exercisable (as applicable) in full as of the time of consummation of such change in control transaction. As used in the 2017 Plan, the term “corporate transaction” means the occurrence of any of the following:

•

any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of our securities representing more than 50% of the total voting power represented by our then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than 50% of the total voting power of our securities will not be considered a Corporate Transaction;

•	the consummation of the sale or disposition by us of all or substantially all of our assets;

•

the consummation of a merger or consolidation of our company with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by our voting securities or such surviving entity or our parent outstanding immediately after such merger or consolidation;

•

any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein our stockholders give up all of their equity interest in us (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of our capital stock); or

•

a change in the effective control of our company that occurs on the date that a majority of members of the Board of Directors is replaced during any 12 month period by members of the Board of Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election.

2018 Equity Incentive Plan

In the event of a Corporate Transaction, unless otherwise determined by the compensation committee, all outstanding awards will be subject to the agreement governing such merger, asset sale or other change of control transaction. Such agreement need not treat all such awards in an identical manner, and it will provide for one or more of the following with respect to each award: the continuation of the award, the assumption of the award, the substitution of the award, the full or partial acceleration of the award, the settlement of the award in cash, equivalents or securities of the successor entity (or its parent, if any) or the cancellation of the award in exchange for no consideration. In the event the successor corporation refuses to either assume, convert, replace or substitute awards, then the compensation committee will notify the award holder in writing or electronically that such award will be exercisable for a period of time determined by the compensation committee (in its sole discretion) and that the award will terminate upon expiration of such period.

In addition, in the event of a Corporate Transaction, the vesting of all awards granted to our non-employee directors shall accelerate and such awards shall become exercisable (as applicable) in full as of the time of consummation of such change in control transaction. “Corporate Transaction” means the occurrence of any of the following events:

•

any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of our securities representing more than 50% of the total voting power represented by our then-outstanding voting securities; provided, however, that for purposes of this subclause (a) the acquisition of additional securities by any one Person who is considered to own more than 50% of the total voting power of our securities will not be considered a Corporate Transaction;

•	the consummation of the sale or disposition by us of all or substantially all of our assets;

•

the consummation of a merger or consolidation of our company with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by our voting securities or such surviving entity or our parent outstanding immediately after such merger or consolidation;

•

any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Internal Revenue Code of 1986, as amended, or the Code, wherein our stockholders give up all of their equity interest in us (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of our capital stock) or

•

a change in the effective control of our company that occurs on the date that a majority of members of the Board of Directors is replaced during any 12 month period by members of the Board of Directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors prior to the date of the appointment or election.

Termination and Change of Control Provisions Under Employment Agreements

As of December 31, 2019, we had employment agreements in place with each of our Named Executive Officers that provided for compensation upon the termination of their employment under certain circumstances, as described below.

Stewart Agreement

Our agreement with Richard Stewart, referred to as the Stewart Agreement, provides Mr. Stewart with termination benefits in the event of an involuntary termination, provided that, in the case of termination for good reason, Mr. Stewart has provided us within 60 days of becoming aware of conditions giving rise to a good reason written notice and an opportunity to cure such breach within 30 days of being served the notice.

The Stewart Agreement provides that if an Involuntary Termination occurs, we will be obligated to pay Mr. Stewart a lump sum payment equal to 18 months of his then-current base salary and continue paying his monthly health insurance premiums for a discretionary period to be decided by us. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, if there is an Involuntary Termination, then the time-based vesting restrictions, if any, will immediately lapse on an additional number of shares under all of Mr. Stewart’s outstanding compensatory equity awards, which includes outstanding stock options granted to Mr. Stewart under our equity compensation plans, that would have time-vested if Mr. Stewart had continued in employment for 18 months following his Involuntary Termination.

The Stewart Agreement provides for additional termination benefits for any reason other than cause (as defined in the employment agreement) or if he voluntarily resigns for good reason (as defined in the employment agreement) within 12 months after a change of control of the Company. Upon such a Change in Control Termination, we will be obligated to pay Mr. Stewart 24 months of his then-current base salary, plus a sum equal to 100% of his target annual bonus for the year during which the termination occurs. In addition, we will be obligated to continue payment of his health insurance premiums for a discretionary period to be decided by us, subject to certain limitations. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, upon a Change in Control Termination, all vesting restrictions, if any, including awards that would otherwise vest only upon satisfaction of performance criteria, will immediately lapse on all of Mr. Stewart’s compensatory equity effective as of his separation from service.

All termination benefits in the event of an involuntary termination or change in control termination are subject to Mr. Stewart’s execution, delivery and non-revocation of a general release of all litigation and other claims against us and our affiliates.

Jacobs Agreement

Our agreement with Cindy Jacobs, referred to as the Jacobs Agreement, provides Dr. Jacobs with termination benefits in the event of an Involuntary Termination, provided that, in the case of termination for good reason, Dr. Jacobs has provided us with 30 days’ advance written notice and an opportunity to cure such breach during such 30-day period.

The Jacobs Agreement provides that if an Involuntary Termination occurs, we will be obligated to pay Dr. Jacobs a lump sum payment equal to 12 months of her then-current base salary. In addition, if Dr. Jacobs elects to continue her and her dependents’ health insurance coverage under COBRA, we must pay up to 12 months of Dr. Jacobs’ monthly premium under COBRA, provided that our obligation to pay the monthly premium will cease when Dr. Jacobs becomes eligible to receive substantially equivalent health coverage in connection with new employment. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, if there is an Involuntary Termination, then the time-based vesting restrictions, if any, will immediately lapse on an additional number of shares under all of Dr. Jacobs’ outstanding compensatory equity awards, which includes outstanding stock options granted to Dr. Jacobs under our equity compensation plans, that would have time-vested if Dr. Jacobs had continued in employment for 12 months following her Involuntary Termination.

The Jacobs Agreement provides for additional termination benefits if an Involuntary Termination occurs during the period beginning three months before and ending 12 months after a change in control or if such Involuntary Termination is required by the merger agreement, purchase agreement or other instrument relating to such change in control, or such Involuntary Termination is made at the express request of the other party or parties to the transaction constituting such change in control, each of which events is referred to as a Change in Control Termination. Upon such a Change in Control Termination, we will be obligated to pay Dr. Jacobs 15 months of her then-current base salary, plus a sum equal to 12 months of her average monthly bonus earnings, where such average is calculated over the 24-month period immediately preceding Dr. Jacobs’ separation from services and based on Dr. Jacobs’ bonuses paid in such 24-month period. In addition, our payment of monthly COBRA premiums as described above will be for up to 15 months instead of up to 12 months. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, upon a Change in Control Termination, all vesting restrictions, if any, will immediately lapse on all of Dr. Jacobs’ compensatory equity effective as of her separation from service.

All termination benefits in the event of an Involuntary Termination or Change in Control Termination are subject to Dr. Jacobs’ execution, delivery and non-revocation of a general release of all litigation and other claims against us and our affiliates.

Clarke Agreement

Our agreement with Anthony Clarke, referred to as the Clarke Agreement, provides Mr. Clarke with termination benefits in the event of an involuntary termination, provided that, in the case of termination for good reason, Mr. Clarke has provided us within 60 days of becoming aware of conditions giving rise to a good reason written notice and an opportunity to cure such breach within 30 days of being served the notice.

The Clarke Agreement provides that if an involuntary termination occurs, we will be obligated to pay Mr. Clarke a lump sum payment equal to 12 months of his then-current base salary and continue paying his monthly health insurance premiums for a discretionary period to be decided by us. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, if there is an involuntary termination, then the time-based vesting restrictions, if any, will immediately lapse on an additional number of shares under all of Mr. Clarke’s outstanding compensatory equity awards, which includes outstanding stock options granted to Mr. Clarke under our equity compensation plans, that would have time-vested if Mr. Clarke had continued in employment for 12 months following his involuntary termination.

The Clarke Agreement provides for additional termination benefits for any reason other than cause (as defined in the employment agreement) or if he voluntarily resigns for good reason (as defined in the employment agreement) within 12 months after a change of control of the Company. Upon such a Change in Control Termination, we will be obligated to pay Mr. Clarke 15 months of his then-current base salary, plus a sum equal to 100% of his target annual bonus for the year during which the termination occurs. In addition, we will be obligated to continue payment of his health insurance premiums for a discretionary period to be decided by us, subject to certain limitations. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, upon a Change in Control Termination, all vesting restrictions, if any, including awards that would otherwise vest only upon satisfaction of performance criteria, will immediately lapse on all of Mr. Clarke’s compensatory equity effective as of his separation from service.

All termination benefits in the event of an involuntary termination or change in control termination are subject to Mr. Clarke’s execution, delivery and non-revocation of a general release of all litigation and other claims against us and our affiliates.

Bencich Agreement

Our agreement with John Bencich, referred to as the Bencich Agreement, provides Mr. Bencich with termination benefits in the event of an Involuntary Termination, provided that, in the case of termination for good reason, Mr. Bencich has provided us with 30 days’ advance written notice and an opportunity to cure such breach during such 30-day period. We may terminate the Agreement with or without cause by giving Mr. Bencich 30 days’ advance written notice, or a cash payment equivalent to 30 calendar days of his then-current base salary in lieu of providing such notice.

The Bencich Agreement provides that if an Involuntary Termination occurs, we will be obligated to pay Mr. Bencich a lump sum payment equal to 12 months of his then-current base salary. In addition, if Mr. Bencich elects to continue his and his dependents’ health insurance coverage under COBRA, we must pay in a lump sum payment the number of months of Mr. Bencich’s monthly premium under COBRA, that is equal to the
12 months. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, if there is an Involuntary Termination, then the time-based vesting restrictions, if any, will immediately lapse on an additional number of shares under all of Mr. Bencich’s outstanding compensatory equity awards, which includes outstanding stock options granted to Mr. Bencich under our equity compensation plans, that would have time-vested if Mr. Bencich had continued in employment for 12 months following his Involuntary Termination.

The Bencich Agreement provides for additional termination benefits if an Involuntary Termination occurs during the period beginning three months before and ending 12 months after a change in control or if such Involuntary Termination is required by the merger agreement, purchase agreement or other instrument relating to such change in control, or such Involuntary Termination is made at the express request of the other party or parties to the transaction constituting such change in control, each of which events is referred to as a Change in Control Termination. Upon such a Change in Control Termination, we will be obligated to pay Mr. Bencich 15 months of his then-current base salary, plus a sum equal to 15 months of his average monthly bonus earnings, where such average is calculated over the 24-month period immediately preceding Mr. Bencich’s separation from services and based on Mr. Bencich’s bonuses paid in such 24-month period. In addition, our payment of monthly COBRA premiums as described above will be for up to 15 months instead of up to 12 months. Notwithstanding the terms of any of our equity compensation plans or any agreement in connection with such plans, upon a Change in Control Termination, all vesting restrictions, if any, will immediately lapse on all of Mr. Bencich’s compensatory equity effective as of his separation from service.

All termination benefits in the event of an Involuntary Termination or Change in Control Termination are subject to Mr. Bencich’s execution, delivery and non-revocation of a general release of all litigation and other claims against us and our affiliates.

PROPOSAL SIX:

ADJOURNMENT OF THE ANNUAL MEETING

We are asking our stockholders to approve a proposal to approve one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve any of the Proposals One through Five at the time of the Annual Meeting or if we do not have a quorum at the Annual Meeting. If our stockholders approve this proposal, we could adjourn the Annual Meeting and any reconvened session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against approval of any of the Proposals One through Five. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of any of the Proposals One through Five such that the proposal to approve any such proposal would be defeated, we could adjourn the Annual Meeting without a vote on the approval of such proposal and seek to convince the holders of those shares to change their votes to votes in favor of approval of such proposal. Additionally, we may seek to adjourn the Annual Meeting if a quorum is not present at the Annual Meeting.

Our Board of Directors believes that it is in the best interests of our company and our stockholders to be able to adjourn the Annual Meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies in respect of the approval of any of the Proposals One through Five if there are insufficient votes to approve any such proposals at the time of the Annual Meeting or in the absence of a quorum.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the adjournment proposal at the Annual Meeting will be required to approve the adjournment proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING THE ADJOURNMENT OF THE ANNUAL MEETING.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock by the following persons as of March 16, 2020, except as otherwise noted in the footnotes to the table:

•	each person, entity or group who we know to beneficially own five percent or more of our voting securities;

•	each of our directors and director nominees;

•	each of our Named Executive Officers identified in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

The address of each beneficial owner listed in the table is c/o Achieve Life Sciences, Inc., 1040 West Georgia Street, Suite 1030, Vancouver, British Columbia, Canada V6E 4H1. The percentages in the table below are based on 31,352,764 shares of our common stock outstanding as of March 16, 2020. Except as indicated in the footnotes to the table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The information provided in the table is based on our records and information filed with the SEC, unless otherwise noted.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)	Percent of Class(%)(a)
5% or Greater Stockholders:
CVI Investments, Inc.(1)	2,349,655	7.49
Pura Vida Master Fund, Ltd.(2)	1,666,666	5.31

Named Executive Officers and Directors:
Richard Stewart(3)	338,367	1
Anthony Clarke(4)	147,325	*
Scott Cormack(5)	24,727	*
Cindy Jacobs(6)	61,410	*
John Bencich(7)	67,568	*
Martin Mattingly(8)	20,650	*
Stewart Parker(9)	20,629	*
Donald Joseph(10)	20,502	*
Jay Moyes(11)	20,502	*
All current officers and directors as a group (9 persons)(12)	721,680	2.3

*	Less than 1%
(a)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable, or exercisable within 60 days of March 16, 2020, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

(1)

Based solely on an Amendment No. 1 to Schedule 13G filed by CVI Investments, Inc. (“CVI”) and Heights Capital Management, Inc. (“HCM”) representing beneficial ownership as of February 10, 2020. HCM is the investment manager to CVI and as such may be deemed to have voting and dispositive power. Represents 1,169,940 shares of common stock beneficially owned by CVI; shares issuable upon the exercise of warrants to purchase common stock (“Warrants”); and common shares issuable upon the conversion of Series B Preferred Stock (“Preferred Stock”). The Warrants are not exercisable to the extent that total number of common shares (“Shares”) then beneficially owned by such reporting person and its affiliates and any other persons whose beneficial ownership of Shares would be aggregated with such reporting person would exceed 4.99%. The Preferred Stock is not convertible to the extent that the total number of Shares then beneficially owned by such reporting person and its affiliates and any other persons whose beneficial ownership of Shares would be aggregated with CVI would exceed 9.99%. The address for CVI is PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands.
(2)

Based solely on a Schedule 13G filed by Pura Vida Master Fund, Ltd., (“PVM”), Pura Vida Investments, LLC (“PVI”) and Efrem Kamen on December 27, 2019, representing beneficial ownership as of December 18, 2019. Representing, 1,666,666 shares of common stock, and 1,666,666 common shares issuable upon the exercise of warrants beneficially owned by PVM and certain separately managed accounts. PVI serves as the investment manager to PVM and the accounts. Efrem Kamen serves as the managing member of PVI. The reporting persons cannot exercise the warrants to the extent the reporting persons would beneficially own after such exercise more than 9.99% of the outstanding shares. The address for PVM is c/o Pura Vida Investments, LLC, 150 East 52nd St. Suite 32001, New York, NY 1002.

(3)

Represents 212,530 shares owned directly, 101,010 options exercisable within 60 days of March 16, 2020, and 7,186 shares owned indirectly through his partner, and 17,641 shares owned indirectly through Ricanto Limited as principal owner.

(4)

Represents 55,045 shares owned directly, 38,709 options exercisable within 60 days of March 16, 2020, 35,930 shares owned indirectly through his spouse, and 17,641 shares owned indirectly through Ricanto Limited as principal owner.

(5)	Represents 1,481 shares owned directly, 22,278 options, 968 shares owned indirectly through his spouse and exercisable within 60 days of March 16, 2020.
(6)	Represents 2,801 shares owned directly and 58,609 options exercisable within 60 days of March 16, 2020.
(7)	Represents 2,101 shares owned directly and 65,467 options exercisable within 60 days of March 16, 2020.
(8)	Represents 94 shares owned directly and 20,556 options exercisable within 60 days of March 16, 2020.
(9)	Represents 117 shares owned directly and 20,512 options exercisable within 60 days of March 16, 2020.
(10)	Represents 20,502 options exercisable within 60 days of March 16, 2020.
(11)	Represents 20,502 options exercisable within 60 days of March 16, 2020.
(12)	Represents for the current officers and directors as a group, 335,894 shares owned directly or indirectly as indicated above, and 368,145 options exercisable within 60 days of March 16, 2020.

OTHER MATTERS

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish us with copies of all forms they file. Based solely on our review of the copies of such forms we received and written representations from certain reporting persons, we believe that all of our executive officers, directors and 10% stockholders timely filed all reports required to be filed under Section 16(a) during fiscal year 2019.

Delivery of Documents to Stockholders Sharing an Address

We have adopted a process for delivering documents to stockholders that has been approved by the SEC called “householding.” Under this process, stockholders of record who have the same address and last name will receive only one copy of our Annual Report and this Proxy Statement, unless we or one of our mailing agents has received contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of the Annual Report and this Proxy Statement at the same address, additional copies will be provided to you promptly upon either written or oral request. If you are a stockholder of record, you may contact us by writing to Achieve Life Sciences, Inc., Attention: Secretary, 1040 West Georgia Street, Suite 1030, Vancouver, British Columbia, Canada V6E 4H1 or calling (604) 210-2217. Eligible stockholders of record receiving multiple copies of our Annual Report and this Proxy Statement who wish to only receive one copy in the future, can request householding by contacting us in the same manner.

If you are a beneficial owner holding shares through your broker, bank or other nominee, you may request additional copies of the Annual Report or this Proxy Statement, or you may request householding, by notifying your broker, bank or other nominee.

Stockholder Proposals to Be Presented at 2021 Annual Meeting

Our bylaws provide that, for stockholder nominations to the Board of Director or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Secretary at 1040 West Georgia Street, Suite 1030, Vancouver, British Columbia, Canada V6E 4H1, Attn: Secretary.

To be timely for our 2020 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than the close of business on January 14, 2021 and not later than the close of business on February 12, 2021. A stockholder’s notice to our Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2021 annual meeting must be received by us not later than November 27, 2020 in order to be considered for inclusion in our proxy materials for our 2021 annual meeting of stockholders.

Transaction of Other Business

At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Richard Stewart

Chief Executive Officer and Chairman

Vancouver, British Columbia, Canada

March     , 2020

APPENDIX A

CERTIFICATE OF AMENDMENT OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

ACHIEVE LIFE SCIENCES, INC.

Achieve Life Sciences, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The name of the corporation is Achieve Life Sciences, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on March 22, 1995 under the name Sonus

Pharmaceuticals, Inc.

SECOND: The Amendment of the Second Amended and Restated Certificate of Incorporation of the Corporation in substantially the form set forth in the following resolution has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

RESOLVED, that, effective as of [        ] on [        ], the Second Amended and Restated Certificate of Incorporation as presently in effect be, and the same hereby is, amended to add the following two paragraphs to precede the first paragraph of Article IV of the Second Amended and Restated Certificate of Incorporation of the Corporation:

“Contingent and effective as of [        ] on [        ] (the “Effective Time”), each [        ] shares of the Corporation’s Common Stock, par value $0.001 per share (the “Common Stock”), issued and outstanding prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share, of the Corporation (the “Reverse Split”). No fractional share shall be issued in connection with the foregoing combination of the shares pursuant to the Reverse Split. The Corporation will pay in each case the fair value of such fractional shares, without interest and as determined in good faith by the Board of Directors of the Corporation when those entitled to receive such fractional shares are determined.

The Reverse Split shall occur automatically without any further action by the holders of Common Stock, and whether or not the certificates representing such shares have been surrendered to the Corporation; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable as a result of the Reverse Split unless the existing certificates evidencing the applicable shares of stock prior to the Reverse Split are either delivered to the Corporation, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed, and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

THIRD: This Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation so adopted (i) shall be effective as of [        ] on [        ], (ii) reads in full as set forth above and (iii) is hereby incorporated into the Second Amended and Restated Certificate of Incorporation by this reference. All other provisions of the Second Amended and Restated Certificate of Incorporation remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer as of this [        ] day of [        ].

ACHIEVE LIFE SCIENCES, INC.

By:
John Bencich
Chief Financial Officer and Chief Operating Officer